                               STOCK PURCHASE AGREEMENT


                                     BY AND AMONG


                             COMPUTER SCIENCES CORPORATION

                            CSC DOMESTIC ENTERPRISES, INC.

                                  CSC CONSULTING LTD

                                   SEQUA CORPORATION

                             ATLANTIC RESEARCH CORPORATION

                         ARC PROFESSIONAL SERVICES GROUP, INC.

                       ATLANTIC RESEARCH CORPORATION UK LIMITED

                             ATLANTIC RESEARCH CANADA INC.

                    ARC INTEROPERABILITY SYSTEMS INTERNATIONAL S.A.

                                     SEQUA LIMITED

                          CHROMALLOY GAS TURBINE CORPORATION

                          WARWICK INTERNATIONAL GROUP LIMITED

                                          AND

                                   LADLEBASE LIMITED









                                                            December 30, 1993
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                                   TABLE OF CONTENTS

ARTICLE I

General Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
    1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
    1.2    Other Definitions and Meanings; Interpretation . . . . . . . . . . .2
    1.3    Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE II

Purchase and Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
    2.1    Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
    2.2    Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . . .4
    2.3    Excluded Liabilities . . . . . . . . . . . . . . . . . . . . . . . .5
    2.4    Determination of Cash Settlement Adjustment. . . . . . . . . . . . .6
    2.5    Payment of Estimated Purchase Price. . . . . . . . . . . . . . . . .7

ARTICLE III

Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . .8
    3.1    General Representations and Warranties . . . . . . . . . . . . . . .8
           (a)   Organization and Existence . . . . . . . . . . . . . . . . . .8
           (b)   Power and Authority. . . . . . . . . . . . . . . . . . . . . .8
           (c)   Authorization. . . . . . . . . . . . . . . . . . . . . . . . .8
           (d)   Binding Effect . . . . . . . . . . . . . . . . . . . . . . . .9
           (e)   No Default . . . . . . . . . . . . . . . . . . . . . . . . . .9
           (f)   Consents . . . . . . . . . . . . . . . . . . . . . . . . . . .9
           (g)   Finders. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
           (h)   Corporate Books and Records. . . . . . . . . . . . . . . . . 10
           (i)   Capitalization . . . . . . . . . . . . . . . . . . . . . . . 10
           (j)   Title to Shares. . . . . . . . . . . . . . . . . . . . . . . 11
           (k)   Securities Laws. . . . . . . . . . . . . . . . . . . . . . . 11
           (l)   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . 11
    3.2    Representations and Warranties Concerning
           the Disclosure Package and Other
           Disclosure Matters . . . . . . . . . . . . . . . . . . . . . . . . 12
           (a)   Receivables. . . . . . . . . . . . . . . . . . . . . . . . . 12
           (b)   Inventories. . . . . . . . . . . . . . . . . . . . . . . . . 12
           (c)   Owned Real Estate. . . . . . . . . . . . . . . . . . . . . . 13
           (d)   Leased Real Estate . . . . . . . . . . . . . . . . . . . . . 13
           (e)   Personal Property. . . . . . . . . . . . . . . . . . . . . . 13
           (f)   Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . 14
           (g)   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 14
           (h)   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . 14
           (i)   Employee Benefits. . . . . . . . . . . . . . . . . . . . . . 15
           (j)   Permits and Approvals. . . . . . . . . . . . . . . . . . . . 17
           (k)   Compliance with Laws . . . . . . . . . . . . . . . . . . . . 17




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           (l)   Filing of Tax Returns; Payment of Taxes;
                 Tax Liens. . . . . . . . . . . . . . . . . . . . . . . . . . 18
           (m)   Ordinary Course. . . . . . . . . . . . . . . . . . . . . . . 18
           (n)   Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . 19
           (o)   Employees. . . . . . . . . . . . . . . . . . . . . . . . . . 19
           (p)   Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . 19
           (q)   Patents. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
           (r)   Financial Statements . . . . . . . . . . . . . . . . . . . . 20
           (s)   Federal, State and Foreign Government
                 Contracts; Commercial Contracts. . . . . . . . . . . . . . . 21
           (t)   Intercompany Transactions and Transactions
                 with Certain Persons . . . . . . . . . . . . . . . . . . . . 25
           (u)   Personnel. . . . . . . . . . . . . . . . . . . . . . . . . . 25
           (v)   Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . 26
           (w)   Absence of Undisclosed Liabilities . . . . . . . . . . . . . 26
           (x)   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . 26
           (y)   Powers of Attorney and Suretyships . . . . . . . . . . . . . 27
           (z)   Environmental Matters. . . . . . . . . . . . . . . . . . . . 27
    3.3    Accuracy of Representations and Warranties . . . . . . . . . . . . 28
    3.4    Purchasers' Representations and Warranties . . . . . . . . . . . . 28
           (a)   Organization and Existence . . . . . . . . . . . . . . . . . 28
           (b)   Power and Authority. . . . . . . . . . . . . . . . . . . . . 28
           (c)   Authorization. . . . . . . . . . . . . . . . . . . . . . . . 28
           (d)   Binding Effect . . . . . . . . . . . . . . . . . . . . . . . 28
           (e)   No Default . . . . . . . . . . . . . . . . . . . . . . . . . 29
           (f)   Finders. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
           (g)   No Knowledge of Sellers' Default . . . . . . . . . . . . . . 29
           (h)   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 29
           (i)   Investment Representation. . . . . . . . . . . . . . . . . . 29
           (j)   Regulatory Approvals . . . . . . . . . . . . . . . . . . . . 30
           (k)   Financing. . . . . . . . . . . . . . . . . . . . . . . . . . 30
    3.5    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
    3.6    General Disclaimer . . . . . . . . . . . . . . . . . . . . . . . . 31

ARTICLE IV

Actions Prior to Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    4.1    Corporate Examinations and Investigations. . . . . . . . . . . . . 31
    4.2    Cooperation; Consents. . . . . . . . . . . . . . . . . . . . . . . 32
    4.3    Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . 32
    4.4    Preservation of Business . . . . . . . . . . . . . . . . . . . . . 33
    4.5    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
    4.6    Hart-Scott-Rodino Act. . . . . . . . . . . . . . . . . . . . . . . 33
    4.7    Government Contracts . . . . . . . . . . . . . . . . . . . . . . . 34
    4.8    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . 34
    4.9    Return of Information. . . . . . . . . . . . . . . . . . . . . . . 35
    4.10   No Shop. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    4.11   Pre-Closing Transfer of Assets and Assumption
           of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . 35
    4.12   Transfer of ARC/ISI Share Not Owned by ARC . . . . . . . . . . . . 36
    4.13   Appraisal of Real Estate . . . . . . . . . . . . . . . . . . . . . 36



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ARTICLE V

The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    5.1       The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . 36
    5.2       Time, Date and Place of Closing . . . . . . . . . . . . . . . . 36
    5.3A      Deliveries at First Closing . . . . . . . . . . . . . . . . . . 37
    5.3B      Deliveries at Second Closing. . . . . . . . . . . . . . . . . . 39
    5.4       Purchasers' Insurance Obligation. . . . . . . . . . . . . . . . 40
    5.5       Letters of Credit and Guarantees. . . . . . . . . . . . . . . . 40

ARTICLE VI

Actions After Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
    6.1       Further Conveyances and Assurances. . . . . . . . . . . . . . . 41
    6.2       Further Consents to Assignment. . . . . . . . . . . . . . . . . 41
    6.3       Access to Former Business Records . . . . . . . . . . . . . . . 42
    6.4       Change of PSG's Name; Notification. . . . . . . . . . . . . . . 42
    6.5       Non-Compete . . . . . . . . . . . . . . . . . . . . . . . . . . 42
    6.6       Use of Trademark and Trade Names. . . . . . . . . . . . . . . . 43
    6.7       Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
    6.8       Post-Closing Cash Receipts. . . . . . . . . . . . . . . . . . . 46

ARTICLE VII

Employees and Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . 46
    7.1       Severance Arrangements. . . . . . . . . . . . . . . . . . . . . 46
    7.2       401(k) Plan . . . . . . . . . . . . . . . . . . . . . . . . . . 47
    7.3       Medical Benefits. . . . . . . . . . . . . . . . . . . . . . . . 47
    7.4       Life Insurance. . . . . . . . . . . . . . . . . . . . . . . . . 47
    7.5       Accrued Vacation. . . . . . . . . . . . . . . . . . . . . . . . 47
    7.6       Workers' Compensation . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE VIII

Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
    8.1       Conditions to Purchasers' Obligations . . . . . . . . . . . . . 48
    8.2       Condition to Sellers' Obligations . . . . . . . . . . . . . . . 49
    8.3       Condition Subsequent. . . . . . . . . . . . . . . . . . . . . . 50
    8.4       Termination . . . . . . . . . . . . . . . . . . . . . . . . . . 50
    8.5       Risk of Loss. . . . . . . . . . . . . . . . . . . . . . . . . . 51

ARTICLE IX

Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
    9.1       Indemnification of Sellers. . . . . . . . . . . . . . . . . . . 52
    9.2       Indemnification of Purchasers . . . . . . . . . . . . . . . . . 53
    9.3       Procedure for Claims. . . . . . . . . . . . . . . . . . . . . . 55
    9.4       Certain Indemnification Limitations . . . . . . . . . . . . . . 56
    9.5       Customer Contracts/Receivables
              Indemnification . . . . . . . . . . . . . . . . . . . . . . . . 57




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    9.6       Indemnification Limitation on Real Estate . . . . . . . . . . . 58
    9.7       Indemnification Based Upon Net Damage . . . . . . . . . . . . . 59
    9.8       Manner of Indemnification . . . . . . . . . . . . . . . . . . . 59
    9.9       Limitation Period . . . . . . . . . . . . . . . . . . . . . . . 59

ARTICLE X

Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
    10.1      Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . 60
    10.2      Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 60
    10.3      Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
    10.4      Transfer and Property Taxes . . . . . . . . . . . . . . . . . . 60
    10.5      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
    10.6      Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . 62
    10.7      No Third Parties. . . . . . . . . . . . . . . . . . . . . . . . 62
    10.8      Incorporation by Reference. . . . . . . . . . . . . . . . . . . 62
    10.9      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 62
    10.10     Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . . 63
    10.11     Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 64
    10.12     Complete Agreement. . . . . . . . . . . . . . . . . . . . . . . 64
    10.13     Release of News Information . . . . . . . . . . . . . . . . . . 65
    10.14     Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

APPENDIX A, ANNEXES, EXHIBITS AND SCHEDULES
    Appendix A
    Annex 1
    Annex 2
    Exhibit 1.3A
    Exhibit 1.3B
    Exhibit 2.4
    Exhibit 4.12

                               STOCK PURCHASE AGREEMENT

       This Stock Purchase Agreement ("Agreement") is entered into this 30th day of December, 1993 by and among Computer Sciences Corporation, a Nevada corporation ("CSC"), CSC Domestic Enterprises, Inc., a Nevada corporation ("Enterprises") and CSC Consulting Ltd, a corporation incorporated in the United Kingdom ("Consulting") (CSC, Enterprises and Consulting are sometimes collectively referred to as "Purchasers"), Sequa Corporation, a Delaware corporation ("Sequa"), Chromalloy Gas Turbine Corporation, a Delaware corporation ("Chromalloy") and Atlantic Research Corporation, a Delaware corporation ("ARC") (Sequa, Chromalloy and ARC are sometimes collectively referred to herein as "Sellers"), Sequa Limited, a corporation incorporated in the United Kingdom ("Sequa Ltd."), Warwick International Group Limited, a corporation incorporated in the United Kingdom ("Warwick"), Ladlebase Limited, a corporation incorporated in the United Kingdom ("Ladlebase"), ARC Professional Services Group, Inc., a Maryland corporation ("PSG"), Atlantic Research Corporation UK Limited, a corporation incorporated in the United Kingdom ("ARC/UK"), Atlantic Research Canada Inc., a corporation incorporated in Canada ("ARC/Canada") and ARC Interoperability Systems International S.A., a corporation incorporated in Greece ("ARC/ISI") (ARC/Canada, ARC/ISI and ARC/UK are hereinafter collectively referred to as the "Foreign Subsidiaries").

                                      WITNESSETH:

       WHEREAS, Sequa and Chromalloy indirectly own in excess of ninety percent of ARC's common stock and control ARC; and

       WHEREAS, ARC is the owner of all of the Seven Hundred (700) outstanding shares (the "PSG Shares") of the common stock of PSG, par value Ten Cents ($.10) per share; and

       WHEREAS, Ladlebase and Warwick, subsidiaries of Sequa Ltd. and Affiliates of Sellers, are the legal and beneficial owners of all of the One Hundred (100) outstanding shares ("ARC/UK Shares") of the common stock of ARC/UK, par value One (1) Pound Sterling per share; and

       WHEREAS, PSG is the owner of all of the Twenty-One Million
Eight Hundred Fifty Thousand Eight Hundred and Sixty (21,850,860) outstanding shares ("ARC/Canada Shares") of the common stock of ARC/Canada, no par value per share; and

       WHEREAS, PSG is the owner of or has control with respect to all of the Ten Thousand (10,000) outstanding shares (the "ARC/ISI
Shares") of the common stock of ARC/ISI, par value One (1)
Drachma per share; and

       WHEREAS, Sequa desires to cause ARC to sell, and ARC desires to sell, the PSG Shares to Enterprises and Sequa desires to cause its subsidiaries to sell the ARC/UK Shares to Consulting, the ARC/Canada Shares and the ARC/ISI Shares to CSC, and Purchasers desire to purchase the PSG Shares, the ARC/UK Shares, the ARC/Canada Shares and the ARC/ISI Shares; and

       WHEREAS, Chromalloy has agreed to become a party to and be bound by this Agreement in order to induce Purchasers to purchase such shares.

                                 Terms and Conditions

       NOW, THEREFORE, in consideration of the promises and of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties hereby agree as follows:

                                       ARTICLE I

                                  General Provisions

       1.1 Definitions: Appendix A to this Agreement sets forth the definitions of certain terms used in this Agreement. Those terms shall have the meanings set forth in Appendix A where used herein and identified with initial capital letters.

       1.2 Other Definitions and Meanings: Interpretation: For purposes of this Agreement, the term "parties" means (except where the context otherwise requires) Purchasers and Sellers, Sequa Ltd., Warwick, Ladlebase, PSG, and the Foreign Subsidiaries; the term "person" includes any natural person, firm, association, partnership, corporation, or other entity other than the parties; and the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole, including all Appendices, Annexes, Exhibits and Schedules hereto. Other terms defined herein shall have the meanings set forth herein. The table of contents and the headings of the Articles and Sections of this Agreement have been included herein for convenience of reference only and shall not be deemed to affect the meaning of the operative provisions of this Agreement. All dollar amounts referred to herein are in United States Dollars unless otherwise noted.

       1.3 Knowledge: Where Sellers' representation contained in this Agreement is qualified to Sellers' "knowledge" (or words of similar import), such expression shall include any actual knowledge of: (a) the directors, officers, and key employees of Sellers and Sequa Ltd.; (b) in any context other than Section 3.2(s) hereof, those persons employed by PSG or the Foreign Subsidiaries who are listed on Exhibit l.3A hereto; and (c) in the context of Section 3.2(s) hereof, those persons employed by PSG or the Foreign Subsidiaries who are listed on Exhibit l.3B
                                           2
hereto. Sellers shall not be deemed to have actual knowledge solely by reason of the actual knowledge of those persons employed by PSG or the Foreign Subsidiaries who are not listed on Exhibit l.3A hereto or, in the context of Section 3.2(s) hereof, who are not listed on Exhibit l.3B hereto.

                                      ARTICLE II

                                   Purchase and Sale

       2.1   Transactions:

             (a) On and subject to the terms and conditions of this Agreement, at the Closing:

                    (1) Consulting will purchase and CSC will cause Consulting to purchase from Warwick and Ladlebase, and Warwick and Ladlebase will, and Sequa and Sequa Ltd. will cause Warwick and Ladlebase to, sell, convey, transfer, assign and deliver to Consulting, all of the ARC/UK Shares, free and clear of any Encumbrance and in consideration therefor CSC will pay to an account designated by Warwick and Ladlebase, the amount of Three
Hundred Fifty Thousand United States Dollars ($350,000) (the "UK
Price");

                    (2) CSC will purchase from PSG, and Sellers shall cause PSG to, and PSG shall, sell, convey, transfer, assign and deliver to CSC all of the ARC/Canada Shares and all of the ARC/ISI Shares not held by Mr. Edward T. Jones pursuant to
Section 4.12 hereof, free and clear of any Encumbrance and in consideration therefor CSC will pay, to an account designated by ARC, the amount of One Million United States Dollars ($1,000,000) less the principal amount of indebtedness as of September 24, 1993 referred to in Section 2.1(e) hereof (the "Canada Price") and Thirty Thousand United States Dollars ($30,000) (the "ISI
Price") respectively; and

                    (3) Enterprises will purchase and CSC will cause Enterprise to purchase from ARC, and Sequa and Chromalloy shall cause ARC to, and ARC shall, sell, convey, transfer, assign and deliver to Enterprises all of the PSG Shares, free and clear of any Encumbrance and in consideration therefor Enterprises will pay to an account designated by ARC, the amount of Sixty-Four
Million, Six Hundred and Twenty Thousand United States Dollars
($64,620,000) (the "Estimated PSG Price"), as adjusted pursuant to Section 2.5 hereof.

             (b) In each case, the payments to be made under paragraphs (a)(1) through (a)(3) above, totaling Sixty-Five Million Six Hundred Seventy-Eight Thousand Seven Hundred Sixty-Six United States Dollars ($65,678,766) (the "Aggregate Purchase Price") as adjusted pursuant to Section 2.5 hereof, shall be made as provided in Section 5.3A(g)(1) and Section 5.3B(d)(1) hereof.
                                           3

             (c) Notwithstanding the consummation of the transactions set forth in paragraphs (a)(1) through (a)(3) above, the Sellers will retain all rights, title and interest in and to the Excluded Assets and will continue to be and will remain solely responsible for the payment, performance or discharge, as the case may be, of the Excluded Liabilities.

             (d) Notwithstanding consummation of the transactions set forth in paragraphs (a)(1) through (a)(3) above, PSG shall have assumed and agreed to pay, perform and discharge all of the debts, obligations and liabilities relating to the real estate mortgage for the Sterling Real Estate, the principal amount of which mortgage on the date hereof is Three Million Nine Hundred Ninety-One Thousand Nine Hundred Seventy-Four United States
Dollars and Fifty-Seven Cents ($3,991,974.57) and is more particularly described in Schedule 4.11 hereto, which obligation of PSG shall survive the Closing.

             (e) Notwithstanding consummation of the transactions set forth in paragraphs (a)(1) through (a)(3) above, ARC/Canada shall, after the Closing Date, continue to be responsible for payment, performance and discharge, in accordance with its terms and conditions, of that certain indebtedness due to the Government of Alberta, Canada in the principal amount of Three Hundred Twenty-One Thousand Two Hundred Thirty-Four United States Dollars ($321,234) as of September 24, 1993.

       2.2 Excluded Assets: For purposes of this Agreement, the term "Excluded Assets" means the following properties, rights, interests and assets, which will be transferred from PSG and the Foreign Subsidiaries, as the case may be, to ARC or Sequa immediately prior to Closing:

             (a) all cash and cash equivalent items held by or on behalf of PSG as of the Closing Date, other than petty cash of PSG and those cash and cash equivalent items held by or on behalf of the Foreign Subsidiaries, including, without limitation, checking accounts, bank accounts (other than Bank of Boston
Account No. 55080200), certificates of deposit, time deposits, securities (other than the ARC/Canada Shares and the ARC/ISI Shares), and the proceeds of accounts receivable including uncashed checks in payment thereof received by or on behalf of PSG on the Closing Date or prior thereto;

             (b) except as provided under Section 6.6 hereof, the names and trademarks "ARC", "Atlantic Research", "Sequa" and related trademarks, corporate names, and trade names incorporating "Atlantic Research" or "Sequa" or the stylized
"ARC" or "Sequa" logos, which are used by Sequa, ARC or the Foreign Subsidiaries as part of any trademark or trade name;

             (c) those assets, if any, whether or not used or held for use in connection with the conduct of the business of PSG and
                                           4
the Foreign Subsidiaries, as agreed upon by Purchasers and the Sellers, specifically identified on Schedule 2.2(c) hereto;

             (d) all documents and records relating to pending lawsuits, to which Sequa, Chromalloy and/or ARC is a party and relating to PSG or any of the Foreign Subsidiaries and to which either PSG or any of the Foreign Subsidiaries is a party as of the Closing Date;

             (e) all rights incident, directly or indirectly, to insurance policies, proceeds, loss funds claims, litigation and insurance accounts relating to the operations and business prior to the Closing Date of PSG, the Foreign Subsidiaries, ARC and their parent corporations, subsidiaries and Affiliates, other than those relating to medical claims and life insurance for which PSG and the Foreign Subsidiaries are responsible under Sections 7.3 and 7.4 hereof, and those reflected as an asset, or as the reduction of a liability, on the balance sheet of PSG and the Foreign Subsidiaries referred to in Section 3.2(r) hereof,

             (f) all rights with respect to corporate and other services provided to PSG or the Foreign Subsidiaries by or on behalf of ARC and/or Sequa before the Closing including credits due under the Sequa long distance telephone program and other master Sequa programs all as more particularly described in
Schedule 2.2(f) hereto, other than those reflected as an asset, or as the reduction of a liability on the balance sheet of PSG and the Foreign Subsidiaries referred to in Section 3.2(r) hereof;

             (g) the leasehold interests, including subleases, sublease receivables, notes receivable and guarantees relating to the land, building, fixtures and improvements located at 1577
Spring Hill Road, Vienna, Virginia 22182;

             (h)    the note receivable from Gainesville Associates;
and

             (i)    subject to Purchasers' right of access pursuant to
Section 6.3 hereof, all books, documents and records of whatever kind and nature and in whatever form, relating to Excluded Assets and Excluded Liabilities.

       2.3   Excluded  Liabilities:  For  the  purposes  hereof,
"Excluded Liabilities" means the following debts, liabilities and obligations as the same shall exist as of the Closing Date:

             (a) all liabilities and obligations incurred in connection with the conduct of the business of PSG and the Foreign Subsidiaries to and including the Closing Date which have been fully discharged or satisfied at or prior to the Closing
Date;

             (b) all foreign and federal income taxes relating to all periods of time ending on or before the Closing Date;

             (c) except to the extent paid by insurance or third party recoveries, all liabilities and obligations arising out of, or resulting from, or relating to claims, whether founded upon negligence, breach of warranty, strict liability in tort, or other legal theory, seeking compensation or recovery for or relating to injury to person or damage to real or personal property which occurs prior to the Closing, but only to the extent that the foregoing occurs prior to the Closing; and

             (d) lease obligations from and after the Closing Date with respect to the land, building, fixtures and improvements located at 1577 Spring Hill Road, Vienna, Virginia 22812.

       2.4 Determination of Cash Settlement Adjustment: The Cash Settlement Adjustment shall equal the amount (which may be either a negative or positive number) of the net cash flow received by and expended by Sellers in the course of PSG's and the Foreign Subsidiaries' operations between September 24, 1993 and the Closing, determined as follows:

             (a)    Cash Settlement Statement: Not more than thirty
(30) days after the Closing Date, Sellers will prepare and deliver to Purchasers a proposed Cash Settlement Statement reflecting the net change from September 24, 1993 through the Closing Date in the accounts carried on PSG's internal consolidating balance sheet as "Cash," "Intercompany Account - Sequa Corporation," "Intercompany Account - ARC & Aerospace," and "Intercompany Account - Janus". In determining the net change in the foregoing accounts (1) non-cash transactions, such as any allocation of Sequa general and administrative expense and costs of funds, shall be ignored, (2) cash and cash equivalents held in bank accounts outside of the United States of America on the Closing Date shall be excluded from the calculation, (3) Sellers shall be credited with the amount of petty cash held by PSG that is retained by PSG at the Closing, (4) the funds received on behalf of PSG as a result of the payments made under Sections 2.1(a)(1) and (a)(2) hereof shall be excluded and (5) the change in the account balances shall be presented by major transaction type in the format shown in Exhibit 2.4 hereto. A negative Cash Settlement Adjustment shall result in a reduction from the Aggregate Purchase Price by such amount. Conversely, a positive Cash Settlement Adjustment shall result in an addition to the Aggregate Purchase Price by such amount.

             (b) Review by Enterprises: Following receipt of the proposed Cash Settlement Statement, Enterprises shall have a period of thirty (30) days to review the proposed Cash Settlement
Statement.  During such period, Sellers shall make available their accounting staff and their internal auditors to respond to any questions of Enterprises relating to the proposed Cash
Settlement                              6

Statement and the entries thereon. At or before the end of such thirty (30) day period, Enterprises will either: (i) accept the proposed Cash Settlement Statement in its entirety, in which case the final Cash Settlement Adjustment will equal the balance set forth on the proposed Cash Settlement Statement; or (ii) deliver to ARC notice and a detailed explanation of those items in the proposed Cash Settlement Statement which Enterprises disputes, in which case the aggregate amounts not affected by the disputed items will be deemed to be as set forth on the proposed Cash Settlement Statement. If Enterprises delivers the notice referred to in (ii) above, then within a period of thirty (30) days from the date of such delivery, the parties will attempt to resolve in good faith any disputed items, and the Cash Settlement Adjustment will equal the balance set forth on the Cash Settlement Statement produced through such resolution. Failing such resolution, the unresolved disputed items will be referred to final binding resolution to a nationally recognized firm of certified public accountants other than Deloitte & Touche and Arthur Andersen & Co., selected by lot by Sellers and Enterprises, and the Cash Settlement Adjustment will equal the balance set forth on the Cash Settlement Statement produced through such resolution.

             (c) Payment of and Interest on Amount of Cash Settlement Adjustment: If the Aggregate Purchase Price plus or minus the Cash Settlement Adjustment, as the case may be, is greater than the payment made at Closing (as described in Section 2.l(b) hereof), then Enterprises will pay ARC by means of wire transfer of immediately available funds to an account designated by ARC the amount of such difference plus interest to date on the amount of the difference within five (5) business days after final agreement by the parties as to the Cash Settlement Statement. If the Aggregate Purchase Price plus or minus the Cash Settlement Adjustment, as the case may be, is less than the payment made at Closing (as described in Section 2.1(b) hereof), then Sellers will pay to Enterprises the amount of such difference plus interest on the amount of the difference within five (5) business days after final agreement by the parties as to the Cash Settlement Statement. In either case, the rate of interest shall be equal to the Applicable Rate. Interest shall accrue for the period from the Closing Date to the day before the date on which the payment provided for under this Section 2.4(c) is paid.

       2.5 Payment of Estimated Purchase Price: Not later than the Closing Date, Purchasers and Sellers shall agree upon a preliminary estimate of the amount of the Cash Settlement Adjustment, based upon information supplied by Sellers as of the most recent date practicable. If such preliminary estimate indicates that Sellers have received more cash flow than they have expended for PSG's and the Foreign Subsidiaries' operations since September 24, 1993, such that the preliminary estimate indicates that the Cash Settlement Adjustment will be a negative
                                           7
number, then the term "Preliminary Cash Settlement Adjustment" shall equal such negative number and onthe Closing Date, Enterprises will pay, by means of a wire transfer of immediately available funds to an account designated by ARC, an amount equal to the Estimated PSG Price less the amount of the Preliminary
Cash Settlement Adjustment. Otherwise, the Preliminary Cash Settlement Adjustment shall be deemed to equal zero and on the Closing Date, Enterprises will pay by means of a wire transfer of immediately available funds to an account designated by ARC the Estimated PSG Price.

                                      ARTICLE III

                            Representations and Warranties

       3.1   General Representations and Warranties: Sequa,
Chromalloy and ARC each, jointly and severally, represent and warrant to Purchasers as follows:

             (a) Organization and Existence: Sequa is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Chromalloy is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. ARC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. PSG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland. ARC/UK is a corporation duly organized, validly existing and in good standing under the laws of the United
Kingdom. PSG and each Foreign Subsidiary is qualified to do business in each jurisdiction in which either PSG or any Foreign Subsidiary owns or leases any property or maintains a place of employment.

             (b) Power and Authority: Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG and each Foreign Subsidiary have full corporate power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively "Other Agreements"). PSG and each Foreign Subsidiary have full corporate power and authority to own, lease and operate their respective assets, and to conduct their respective businesses, as the same are currently being conducted.

             (c) Authorization: The execution, delivery and performance of this Agreement and all Other Agreements, by Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG and each Foreign
Subsidiary have been duly authorized by all requisite shareholder and corporate action.


                                           8


<PAGE
         (d)   Binding Effect:   Upon execution and delivery by
Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG and each Foreign Subsidiary, this Agreement and the Other Agreements will be and constitute the valid, binding and legal obligations of Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG and each Foreign Subsidiary, enforceable against each of them in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of: (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally; and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (e) No Default: Neither the execution and delivery of this Agreement or the Other Agreements nor the performance by Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG or any Foreign Subsidiary of any or all of their respective obligations hereunder or thereunder: (i) violate or breach, or, with the giving of notice or the passage of time or both, will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of their respective organizational or corporate governance documents or, subject to obtaining any and all consents disclosed in Schedule 3.1(f) of the Disclosure Package, of any contract, commitment or other obligation to which any of Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG or any of the Foreign Subsidiaries is a party or by which any of them or their property is bound or necessary for the operation of the business of Sequa, Chromalloy, ARC, PSG or any of the Foreign Subsidiaries following the Closing; (ii) create or result in the creation of any Encumbrance on any of their assets; or (iii) violate any laws, orders, injunctions or decrees to which Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG or any Foreign Subsidiary or their property is subject.

         (f) Consents: To the best of Sellers' knowledge, Schedule 3.1(f) of the Disclosure Package sets forth all consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Warwick, Ladlebase, PSG, any of the Foreign Subsidiaries or any of the Sellers, including without limitation all consents and approvals of customers or clients under existing contracts or proposals for work or receivables for past work, in connection with the execution, consummation or performance of this Agreement and the transactions contemplated by this Agreement.

         (g) Finders: Except for The Chase Manhattan Bank, N.A. and Chase Securities, Inc., whose fees will be the sole responsibility of Sellers, none of Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG or any of the Foreign Subsidiaries have engaged or is directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with this Agreement or the transactions contemplated
hereby.                                        9

         (h) Corporate Books and Records: Sellers have furnished or made available or caused to be furnished or made available to Purchasers for their examination the following, each of which is, and will be maintained until the Closing Date, accurate and complete:

               (1) Copies of the organizational and corporate governance documents of PSG and each Foreign Subsidiary;

               (2) The minute books of PSG and each Foreign Subsidiary (in the case of ARC/ISI and ARC/Canada, copies of such minute books) containing all proceedings, consents, actions and meetings of their respective shareholders and Board of Directors;

               (3) Copies of all permits, orders and consents with respect to PSG and each Foreign Subsidiary and its securities issued by any administrative agency or governmental body regulating the issuance or transfer of such securities and all applications for such permits, orders and consents;

               (4) The stock transfer books of PSG and each Foreign Subsidiary setting forth all transfers of its securities;
and

               (5)         Copies of all outstanding stock certificates.

         (i) Capitalization: The authorized capital stock of PSG and ARC/UK is as set forth in Schedule 3.1(i) of the Disclosure Package. All such outstanding shares are duly authorized, validly issued and outstanding, fully paid and nonassessable and, except for such outstanding shares, there are no shares of capital stock or other equity securities or other equity interest of PSG or ARC/UK outstanding;

               (1) There are no outstanding or authorized subscriptions, warrants, options, calls or commitments of any character relating to or entitling any person or entity to purchase or otherwise acquire any capital stock (including the PSG Shares and ARC/UK Shares) or other equity securities or other equity interest of PSG or ARC/UK;

               (2) There are no outstanding obligations or securities convertible into or exchangeable for shares of any capital stock (including the PSG Shares and ARC/UK Shares) or other equity securities or other equity interests of PSG or ARC/UK or any commitments of any character relating to or entitling any person to purchase or otherwise acquire any such obligation or securities;

               (3) There are no preemptive or similar rights to subscribe for or to purchase any capital stock (including the PSG
Shares and ARC/UK Shares) or other equity securities or other equity interests of PSG or ARC/UK;
                                          10

               (4) There are no other commitments of any kind or type for the issuance of any capital stock (including the PSG
Shares and ARC/UK Shares) or other equity securities or other equity interests of PSG or any of the Foreign Subsidiaries; and

               (5) PSG has not entered into any agreement to register any outstanding capital stock (including the PSG Shares and ARC/UK Shares) or other equity securities or other equity interests of PSG under the Act.

                 (j) Title to Shares: ARC has good and valid title to the PSG Shares and Warwick and Ladlebase have good and valid title to the ARC/UK Shares. Upon consummation of the purchase and sale contemplated herein, CSC will acquire from PSG good and valid title to the ARC/Canada Shares and the ARC/ISI Shares other than the one (1) ARC/ISI Share held by Mr. Edward T. Jones pursuant to Section 4.12 hereof, Consulting will acquire from Warwick and Ladlebase good and valid title to the ARC/UK Shares, and Enterprises will acquire from ARC good and valid title to such PSG Shares, in each instance free and clear of all liens and other Encumbrances excepting only such restrictions upon transfer, if any, as may be imposed by foreign, federal and state securities laws.

                 (k) Securities Laws: The PSG Shares were issued in full compliance with all applicable federal and state securities laws. The ARC/UK Shares were issued in full compliance with all applicable securities laws and rules. The
Sellers have obtained all necessary permits and other authorizations or orders of exemption as may be necessary or appropriate under any and all applicable federal, state or foreign securities laws with respect to the transactions contemplated herein.

                 (l) Subsidiaries: Except for ARC/Canada and ARC/ISI, PSG does not currently hold and has not in the past two years held a majority ownership interest in any subsidiary.
Schedule 3.1(1) of the Disclosure Package sets forth all corporations, partnerships and other businesses (including without limitation joint ventures) (collectively, the "Joint Ventures") in which PSG or any of the Foreign Subsidiaries currently holds, or in the past two years has held, directly or indirectly, an equity, partnership, profit, joint venture or similar interest, together with the date that such interest was sold or terminated. ARC/Canada and ARC/ISI are direct wholly-owned subsidiaries of PSG except for the one ARC/ISI Share held by Antonio A. Savoca on the date hereof, which will be held by
Mr. Edward T. Jones on the Closing Date. Schedule 3.1(1) of the Disclosure Package sets forth the jurisdiction of incorporation of each of ARC/Canada and ARC/ISI, each jurisdiction in which such subsidiary is qualified to do business and the number of shares of such subsidiary outstanding. All outstanding shares of such subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and, except as set forth on Schedule 3.1(1) of the Disclosure Package, the outstanding shares of each of ARC/Canada and ARC/ISI are owned by PSG free and clear of any
Encumbrances.   There are no subscriptions, options, warrants,
calls, commitments or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, any equity securities of either ARC/Canada or ARC/ISI. Each of ARC/Canada and ARC/ISI is a corporation duly incorporated, validly existing and in good standing under the jurisdiction of its incorporation, with all requisite corporate power to conduct its business as it is presently being conducted and to own and lease its properties and assets. Each of ARC/Canada and ARC/ISI is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction set forth in Schedule
3.1(1) of the Disclosure Package.

       3.2 Representations and Warranties Concerning the Disclosure Package and Other Disclosure Matters: ARC has delivered to Purchasers simultaneously with the execution and delivery of this Agreement, a document entitled the "ARC Professional Services Group, Inc. and Foreign Subsidiaries Disclosure Package" (the "Disclosure Package"). Sequa, Chromalloy and ARC each represent and warrant to Purchasers, both jointly and severally, with respect to the Disclosure Package and the matters contained herein and therein as follows:

         (a) Receivables: Each of PSG and the Foreign Subsidiaries has good title to all of its notes receivable, accounts receivable and trade acceptances receivable, whether billed or unbilled (collectively "Receivables"), and such Receivables have arisen in the ordinary course of business of PSG and each of the Foreign Subsidiaries and arose out of the sale of goods and/or rendering of services by PSG and each of the Foreign
Subsidiaries. Except as otherwise disclosed in Schedule 3.2(s) of the Disclosure Package, to the best of Sellers' knowledge, the Receivables are not subject to any pending counterclaims or pending offsets, other than normal allowances consistent with past practices. To the best of Sellers' knowledge: (i) the reserves reflected on the Balance Sheet are adequate; and (ii) the Receivables recorded on the Balance Sheet and the reserves related thereto have been recorded in accordance with PSG's and the Foreign Subsidiaries' accounting principles, policies and practices and in accordance with generally accepted accounting principles. Likewise, PSG and each of the Foreign Subsidiaries has good and valid title to all employee advances and loans.

         (b) Inventories: PSG and each of the Foreign Subsidiaries has good title to all of its inventories of every type and description, except for items which, because of progress
payments, are the property of the United States Government or other governments.
                                          12

         (c) Owned Real Estate: Schedule 3.2(c) of the Disclosure Package identifies each parcel of real property currently owned by PSG or that will be owned by PSG immediately prior to the Closing (collectively, the "Owned Real Estate"). Except as otherwise disclosed on Schedule 3.2(c) of the Disclosure Package and Schedule 4. 11 hereto, PSG will, as of the Closing, have good and marketable title to all of the Owned Real Estate, including the Sterling Real Estate, free and clear of all Encumbrances. Neither PSG nor any Foreign Subsidiary has received any currently existing and effective notice that it is in violation of any applicable building code, zoning ordinance or other law or regulation relating to the Owned Real Estate.

         (d) Leased Real Estate: ARC has furnished to Purchasers true and complete copies of all outstanding leases relating to real property (the "Leased Real Property") to which PSG or any of the Foreign Subsidiaries is a party, and a list of such leases is included in Schedule 3.2(d) of the Disclosure Package. The
Leased Real Property constitutes all of the real property occupied or utilized by PSG or any Foreign Subsidiary for which rent is paid. All such leases are valid and in full force and effect in all respects, and there does not exist any monetary default or, to Sellers' knowledge, any other default or event that, with notice or lapse of time or both, would constitute a default by any party or that would cause the acceleration of any obligation of a party under any of such leases or that would cause the creation of an Encumbrance.

         (e) Personal Property: Schedule 3.2(e) of the Disclosure Package lists all of the tangible personal property carried on PSG's or any of the Foreign Subsidiaries' books, all of which is owned by PSG or the Foreign Subsidiaries. Schedule 3.2(e) of the Disclosure Package also lists all of the tangible personal property leased by PSG or any of the Foreign Subsidiaries.
Except as disclosed on Schedule 3.2(e) of the Disclosure Package, with respect to all of the tangible personal property owned by PSG or any of the Foreign Subsidiaries (the "Personal Property"), all of the tangible personal property leased by PSG or any of the Foreign Subsidiaries (the "Leased Property"), and all of the vehicles leased from United States Fleet Leasing utilized by employees of PSG or the Foreign Subsidiaries (the "Leased Vehicles"): (1) PSG and each of the Foreign Subsidiaries has good and marketable title to all of the Personal Property free and clear of any Encumbrance; (2) PSG and the Foreign Subsidiaries each has the right under valid and existing leases to possess and control as lessee all of the Leased Property subject to the terms of such leases; (3) PSG and the Foreign Subsidiaries are not, to the best of Sellers' knowledge, in default under any material nonmonetary provision of any lease relating to the Leased
Property or to the Leased Vehicles, and, to Sellers' knowledge, no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a material default; (4) PSG and the Foreign Subsidiaries are not in default under any monetary provision of anyleases relating to the Leased Property or to the Leased Vehicles; and (5) the Personal
Property, the Leased Property and the Leased Vehicles constitute all of the material tangible property other than Owned Real
Estate, Leased Real Estate, inventories and customer furnished facilities and equipment used in the operation of PSG's or any of the Foreign Subsidiaries business.

         (f)   Liabilities: Except as otherwise disclosed on
Schedule 3.2(f) of the Disclosure Package, none of PSG and the Foreign Subsidiaries are in default under any note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and to the best of Sellers' knowledge no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default.

         (g) Litigation: Except as otherwise disclosed on Schedule 3.2(g) of the Disclosure Package: (1) there presently exists no litigation, proceeding, action, material claim or investigation pending in law or in equity against, or to the best of Seller's knowledge which could have a material adverse impact on, PSG or any of the Foreign Subsidiaries, or any of their assets, properties or business nor, to Sellers' knowledge, is there any of the foregoing threatened; and (2) PSG, the Foreign
Subsidiaries and their assets, properties or business are not subject to any currently existing and effective notice, writ, injunction, order, or decree of any court, agency, or other governmental authority. PSG and the Foreign Subsidiaries are not in default with respect to any currently existing and effective notice, writ, injunction, order or decree known to or served upon PSG or any of the Foreign Subsidiaries by any court or by any arbitrator or any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         (h)   Contracts: Except for the contracts listed on
Schedule 3.2(s) of the Disclosure Package, Schedule 3.2(h) of the Disclosure Package sets forth a true and correct list of each contract, agreement, purchase order, lease, license, indenture or written commitment for goods, materials, supplies or services, to which PSG or any Foreign Subsidiary is a party or by which any of their assets are bound, except that such Schedule 3.2(h) of the Disclosure Package is not required to set forth agreements for the purchase by PSG or any Foreign Subsidiary of goods, materials, supplies or services in the ordinary course of business involving less than $50,000 per annum in consideration in each such case. The contracts, agreements, purchase orders, leases, licenses, indentures or commitments which are required to be identified in Schedule 3.2(h) of the Disclosure Package are hereinafter referred to as the "Contracts". True and complete copies of each of the Contracts, and all written amendments,
                                          14
modifications or other alterations thereof, have been made available to the Purchasers by the Sellers for review.

               Except as otherwise disclosed on Schedule 3.2(h) of the Disclosure Package: (1) each of the Contracts is a valid and binding obligation of PSG and/or the respective Foreign
Subsidiary entered into in the ordinary course of business and, to Sellers' knowledge, of the other party or parties thereto, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effective statutory or other laws regarding fraudulent conveyances and preferential transfers, and
(ii) general principles of equity upon specific enforcement, injunctive relief and other equitable remedies (regardless of whether enforcement is considered in proceedings at law or in equity); (2) neither PSG nor any of the Foreign Subsidiaries has terminated, canceled or substantially modified any of the Contracts and PSG and the Foreign Subsidiaries have not received any notice that the other party to any of the Contracts has terminated or canceled such Contract or to the best of Sellers' knowledge intends to or has threatened to do so; and (3) neither PSG, the Foreign Subsidiaries nor, to Sellers' knowledge, any other party is in default under any provision of any such Contract.

         (i)   Employee Benefits:

               (1) Except as otherwise disclosed on Schedule 3.2(i) of the Disclosure Package, there are no pension, retirement, profit sharing, employee stock option or stock purchase, bonus, deferred compensation, incentive compensation, life insurance, health insurance, fringe benefits, severance, or other employee or retiree benefit plans or agreements relating or applicable to PSG, the Foreign Subsidiaries or to their current or former employees. No amount payable under any plan or agreement disclosed on Schedule 3.2(i) of the Disclosure Package (including but not limited to individual employment and severance agreements) under current law constitutes a payment that is contingent upon the transactions provided for under this Agreement that would be a "parachute payment" for purposes of Code Section 280G.

               (2) Schedule 3.2(i) of the Disclosure Package identifies each Pension Plan and each Welfare Plan (the Welfare Plans together with the Pension Plans, collectively referred to as the "ERISA Plans") established, maintained or contributed to by PSG or to which any ERISA Affiliate has contributed on behalf of PSG employees during the five years preceding the date hereof.

               (3) Except as indicated on Schedule 3.2(i) of the Disclosure Package, PSG has delivered to Purchasers true and correct copies of the following:
                                          15

                 (A) each ERISA Plan listed on Schedule 3.2(i) of the Disclosure Package and all amendments thereto;

                 (B) each trust agreement and annuity contract (or any other funding instrument) pertaining to any of the ERISA Plans, including all amendments to such documents;

                 (C)       the most recent  determination  letter
issued by the Internal Revenue Service (the "IRS") with respect to each of the Pension Plans;

                 (D) the three most recent actuarial valuation reports for each ERISA Plan for which an actuarial valuation report is required to be prepared; and

                 (E) the two most recent Annual Reports (IRS Forms 5500 series), including Schedules A and B and plan audits, if applicable, required to be filed with respect to each ERISA Plan.

               (4) Except as indicated on Schedule 3.2(i) of the Disclosure Package, to the best of Sellers' knowledge, no reportable event as defined in Section 4043(b) of ERISA, whether or not the reporting requirement with respect thereto has been waived by the PBGC, has occurred or is continuing with respect to any Pension Plan. No prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Pension Plan.

               (5) Neither PSG nor any ERISA Affiliate is now, or during the preceding five years has been obligated as, a sponsor of or contributing employer to either a Multi-Employer
Plan, a defined benefit plan (as defined in Section 3(35) of ERISA), or a plan subject to Title IV of ERISA.

               (6) Except as indicated on Schedule 3.2(i) of the Disclosure Package, there is no action, suit or claim pending
(other than routine claims for benefits) or, to Sellers' knowledge, threatened against any ERISA Plan or the assets of any ERISA Plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle 8, Part 5 of ERISA is pending or, to Sellers' knowledge, threatened against any fiduciary of any ERISA Plan. Neither Sellers nor PSG has received any written notice of or otherwise knows of any direct or indirect pending or on-going audit, investigation or examination by any governmental or quasigovernmental agency of the ERISA Plans or any fiduciary thereof.

               (7) All of the ERISA Plans currently comply, and have complied during the past five years, in all material respects, both as to form and operation, with the applicable provisions of ERISA, the Code and other applicable Federal laws other than for any such failure to comply that would not result
in any material                                16
cost or financial liability to PSG or the ERISA Plan and that would not adversely affect the tax qualification of the ERISA
Plan.  A favorable determination as to the qualification under
Section 401(a) of the Code of each of the Pension Plans as amended through the dates set forth on Schedule 3.2(i) of the Disclosure Package was made by the IRS, and a recognition of exemption from Federal Income Taxation under Section 501(a) of the Code of each of the funded Welfare Plans, if any, has been made by the IRS. Schedule 3.2(i) of the Disclosure Package sets forth each application made by PSG or that PSG currently plans to make to request a determination as to the qualification of the Pension Plans, as amended. Schedule 3.2(i) of the Disclosure
Package sets forth, to the best of Sellers' knowledge, any currently existing accumulated funding deficiency under any of the Pension Plans of PSG or of any ERISA Affiliate and any underfunding liability that would exist under Title IV of ERISA if any of the Pension Plans of PSG or of any ERISA Affiliate were terminated as of the Closing Date.

               (8) There are no health plans or commitments covering former employees of PSG.

         (j) Permits and Approvals: Except as otherwise disclosed on Schedule 3.2(j) of the Disclosure Package, insofar as PSG and the Foreign Subsidiaries are concerned to the best of Sellers' knowledge: (1) PSG and the Foreign Subsidiaries are not in default under any of their permits, approvals or qualifications, nor is there any existing condition which, with the giving of notice or the passage of time, or both, would constitute such a default; (2) other than those items listed on Schedule 3.2(j) of the Disclosure Package, no permit, approval or qualification of any government or governmental unit, agency, board, body or instrumentality, whether federal, state or local, is necessary for the conduct of the business of PSG or the Foreign
Subsidiaries as same currently is being conducted; and (3) there is no lawsuit or proceeding pending or, to Sellers' knowledge, threatened with respect to any of the foregoing.

               (k) Compliance with Laws: Except as otherwise disclosed on Schedule 3.2(k) of the Disclosure Package, to the best of Sellers' knowledge: (1) PSG and the Foreign Subsidiaries are conducting and have conducted their business in material compliance with all laws, ordinances, codes, restrictions, regulations and other legal requirements applicable to the conduct of their respective businesses; and (2) any noncompliance disclosed on Schedule 3.2(k) of the Disclosure Package has not had a material adverse effect on PSG's or the Foreign
Subsidiaries' financial condition, operations, assets or business. There are no lawsuits or proceedings pending or, to Sellers' knowledge, threatened with respect to the foregoing.

               (l) Filing of Tax Returns: Payment of Taxes: Tax Liens : Except as otherwise disclosed on Schedule 3.2(1) of the Disclosure Package, all Tax Returns required to be filed by PSG and/or the Foreign Subsidiaries, including any federal consolidated income tax return required to be filed by an Affiliated Group with respect to any period ending on or prior to the Closing Date during which any of PSG and the Foreign
Subsidiaries was a member, have been or will be filed on or before the date on which such Tax Returns are required to be filed. All such Tax Returns are correct and complete: (i) in all respects in so far as they relate to PSG and the Foreign
Subsidiaries; and (ii) in all material respects so far as they do not relate to PSG and the Foreign Subsidiaries. The assets of PSG and the Foreign Subsidiaries are not and will not be encumbered by any liens arising out of or relating to unpaid
Taxes. Except as otherwise provided in Section 6.7 hereof, all Taxes due and payable by PSG and the Foreign Subsidiaries for any period ending at any time on or prior to the Closing Date have been or will be paid on or before the dates on which same are due. All income taxes owed by any Affiliated Group have been paid for each taxable period during which any of PSG or the Foreign Subsidiaries was a member of such group. PSG's and the Foreign Subsidiaries' accruals for Taxes other than foreign and federal income taxes are adequate and have been determined and posted consistent with past practice. No consent has been filed under Code Section 341(f) concerning collapsible corporations that would affect PSG and the Foreign Subsidiaries.

               (m) Ordinary Course: Except as otherwise expressly set forth in Schedule 3.2(m) of the Disclosure Package, since September 24, 1993: (i) the businesses of PSG and the Foreign Subsidiaries have been conducted in the ordinary and usual course as conducted during the quarter ended September 24, 1993; (ii) each of the Foreign Subsidiaries has not purchased or otherwise acquired for value, any of their shares; (iii) PSG and each of the Foreign Subsidiaries have not entered into any contract, agreement or transaction, or made to or received from any of the Sellers or any Affiliate of Sellers any transfer or distribution of funds, property or other assets, and have not been assessed or charged for any liability, allocation or expense, except in the ordinary course of business, consistent with the past practices; (iv) PSG and each of the Foreign Subsidiaries has not paid or granted, or made any commitment to pay or grant, any bonus or any increase in the salary, wages or benefits to the officers or directors of PSG and each of the Foreign Subsidiaries in excess of the amounts or levels under agreements or arrangements existing on September 24, 1993; and
(v) PSG and each of the Foreign Subsidiaries has not guaranteed any debt for borrowed money, or borrowed money or incurred any debt for borrowed money except borrowings and intercompany transfers for working capital from the Sellers made in the ordinary course of business consistent with past practice.

Schedule 3.2(m) of the Disclosure Package describes, to the best of Sellers' knowledge, each dispute with any vendor of PSG or the Foreign Subsidiaries where the amount in dispute is in excess of $25,000 or where the vendor has threatened to terminate the relationship. Since September 24, 1993, Sellers, PSG and the Foreign Subsidiaries have received no written notice that any vendor pi= to discontinue its relationship with PSG and the Foreign Subsidiaries.

               (n) Labor Matters: Except as otherwise disclosed in Schedule 3.2(n) of the Disclosure Package, to the best of Sellers' knowledge PSG and the Foreign Subsidiaries are in compliance with all applicable laws, rules or regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and to Sellers' knowledge, PSG and the Foreign Subsidiaries have not engaged in any unfair or illegal labor practice. Neither PSG nor any Foreign Subsidiary is a party to any collective bargaining agreement with any labor organization. No organization or representation question is pending respecting the employees of PSG, and no such question has been raised within the preceding three years. To Sellers' knowledge, there is no valid basis for any claim, grievance, arbitration, negotiation, suit, action or charge of or by any employee of PSG which reasonably could have a material adverse effect on the business, financial condition or results of operations of PSG if it were resolved in a manner adverse to PSG. No complaint is pending against PSG before the National Labor Relations Board or any state or local agency.
Except as set forth on Schedule 3.2(n) of the Disclosure Package, to Sellers' knowledge, there have been no claims, complaints or reports concerning PSG or its employees made by or against PSG that were made more than two years before the date of this Agreement and have not been finally resolved or that were made during the past two years, in any such case pursuant to workers compensation laws, Title VII, OSHA. or NLRA. Except as otherwise disclosed in Schedule 3.2(n) of the Disclosure Package, there is no labor strike, dispute, work slowdown, work stoppage or other job action pending or, to Sellers' knowledge, threatened against PSG or the Foreign Subsidiaries.

               (o)         Employees: Except as otherwise disclosed in
Schedule 3.2(o) of the Disclosure Package, neither ARC nor Sequa has any employment contract, written or otherwise, with any employee or former employee of PSG or the Foreign Subsidiaries.
Further, except as disclosed on Schedule 3.2(o) of the Disclosure
Package, since September 24, 1993, no officer of either PSG or any of the Foreign Subsidiaries has given written notice of intention to discontinue employment.

               (p) Trademarks: Schedule 3.2(p) of the Disclosure Package completely and accurately describes in all material respects all trade names, trademarks, services marks, and
copyrights and their registrations, owned by PSG and each of the
                                          19

Foreign Subsidiaries or in which any of them have any rights or licenses, together with a brief description of each. To the best of Sellers' knowledge, PSG and each of the Foreign Subsidiaries have not infringed and are not now infringing on any trade name, trademark, service mark or copyright belonging to any other person, firm or corporation and none of Sellers, PSG or any Foreign Subsidiary have received any notice or claim of infringement and Sellers have no knowledge of any infringement by a third party of the trade names, trademarks, service marks or copyrights set forth on Schedule 3.2(p) of the Disclosure Package. Except for software licenses entered into in the ordinary course of business for which no fees are payable and except as set forth in Schedule3.2(p) of the Disclosure Package, PSG and the Foreign Subsidiaries are not a party to any license, agreement, or arrangement, whether as licensor, licensee or otherwise, with respect to any trademarks, service marks, trade names, or applications therefor, or any copyrights.

               (q) Patents: Schedule 3.2(q) of the Disclosure Package accurately and completely identifies all patents, and applications for patents, owned by PSG and the Foreign
Subsidiaries or in which any of them have any rights or licenses. Except as set forth in Schedule 3.2(g) of the Disclosure Package, there have not been any infringement actions or other judicial, arbitration, or other adversary proceedings concerning the patents or applications for patents listed in Schedule 3.2(q) of the Disclosure Package. Each patent application is awaiting action by its respective patent office, except as otherwise indicated in Schedule 3.2(q) of the Disclosure Package. None of Sellers, PSG or the Foreign Subsidiaries have received any written notice or other written communication and Sellers have no knowledge of any fact, document or instrument, asserting or indicating that the manufacture, use, or sale of the inventions covered by the patents and applications for patents listed in
Schedule 3.2(q) of the Disclosure Package violate or infringe on any patent or any proprietary or personal right of any person, firm or corporation. None of Sellers, PSG or the Foreign Subsidiaries, have received any notice or other written communication and Sellers have no knowledge of any fact, document or instrument asserting or indicating that either PSG or any of the Foreign Subsidiaries has infringed or is now infringing on any patent or other right listed on Schedule 3.2(q) of the Disclosure Package. Except as set forth in Schedule 3.2(q) of the Disclosure Package, neither PSG nor any of the Foreign Subsidiaries is a party to any license agreement or arrangement, whether as licensee, licensor, or otherwise, with respect to any patent, application for patent, invention, design, model, process, trade secret, or formula.

               (r) Financial Statements: Schedule 3.2(r) of the Disclosure Package sets forth the unaudited consolidated balance sheet of PSG and the Foreign Subsidiaries as of September 24,
1993 (the "Balance Sheet"), and the related unaudited
                                          20
consolidated statement of operating income for the nine months ended September 24, 1993. Except as indicated on Schedule 3.2(r) of the Disclosure Package, said financial statements:

                 (1) were derived from the books and records of PSG and the Foreign Subsidiaries;

                 (2) were prepared in accordance with accounting principles, policies and practices of PSG and the Foreign
Subsidiaries consistently applied, except as specifically noted thereon;

                 (3) to the best of Sellers' knowledge, fairly present PSG's and the Foreign Subsidiaries' consolidated financial condition and the consolidated results of their operations as at the date thereof and for the period covered thereby;
                 (4) to the best of Sellers' knowledge, contain and reflect all necessary adjustments and accruals for a fair presentation of their consolidated financial condition and the consolidated results of their operations for the period covered by said financial statements; and

                 (5) contain and reflect adequate provisions for all reasonably anticipated liabilities for all Taxes with respect to the nine-month period then ended (except that the balance sheet as of September 24, 1993 may not reflect adequate provisions for income tax liabilities which are retained by Sellers)

               (s)         Federal, State and Foreign Government
Contracts: Commercial Contracts:

                 (1) Government Contracts: None of the Foreign Subsidiaries is a party to a Government Contract. A list of each and every Government Contract to which PSG is a party is set forth in Schedule 3.2(s) of the Disclosure Package. Schedule 3.2(s) of the Disclosure Package sets forth a list of each and every contract, order, arrangement or commitment (a "Foreign Government Contract") to which any of the Foreign Subsidiaries is a party pursuant to which such Foreign Subsidiary is to perform services or deliver products, as either a prime or subcontractor, on behalf of or to, or for which the Foreign Subsidiary has not received final payment for such services or product from, a foreign government, foreign governmental agency or foreign governmental entity (a "Foreign Government"). Except as set forth in Schedule 3.2(s) of the Disclosure Package:

                           (A)   to the best of Sellers' knowledge, PSG
and the Foreign Subsidiaries have complied in all material
respects with all terms and conditions of each Government Contract or Foreign Government Contract, including all clauses, provisions and requirements incorporated expressly, by reference or by
operation of law therein;
                                           21

                           (B)   to the best of Sellers' knowledge, PSG
and the Foreign Subsidiaries have complied in all material respects with all requirements of statute, rule, regulation, order or agreement pertaining to each Government Contract or Foreign
Government Contract;

                           (C)   to the best of Sellers' knowledge, all
representations and certifications executed, acknowledged or set forth in or pertaining to each Government Contract or Foreign
Government Contract were current, accurate and complete as of their effective date, and PSG and the Foreign Subsidiaries have complied in all material respects with all such representations and certifications;

                           (D)   neither the U.S. Government, any State
Government, any Foreign Government nor any prime contractor, subcontractor or other person has notified Sellers or PSG or any of the Foreign Subsidiaries in writing or, to the best of Sellers' knowledge, orally, that PSG or any of the Foreign Subsidiaries is currently in breach of or is currently in violation of any statute, rule, regulation, certification, representation, clause, provision or requirement;

                           (E)   no termination for convenience or
termination for default has been issued that has not been finally resolved and no cure notice or show cause notice has been issued that is currently pending;

                           (F)   PSG and the Foreign Subsidiaries have not
received a Notice of Intent to Disallow Costs, a Notice of Contract Costs Suspended and/or Disapproved, or an equivalent written notice issued by the U.S. Government, any State
Government, any Foreign Government or any prime contractor which has not been resolved to the mutual satisfaction of PSG and the U.S. Government, State Government, Foreign Government or prime contractor issuing such notice; and

                           (G)   within the preceding 12 months no money
due to PSG or any of the Foreign Subsidiaries has been (or has attempted to be) withheld or set off.

                    (2)    Investigations and Audits:       Except as set
forth in Schedule 3.2(s) of the Disclosure Package:

                           (A)   neither PSG, any of the Foreign
Subsidiaries, any of PSG's Contracting Affiliates nor any of PSG's or any of the Foreign Subsidiaries' directors, officers or employees, and to the best of Sellers' knowledge, none of their agents or consultants, is (or within the last three years has been) under administrative, civil or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or any Foreign Government Contract;

                           (B)   within the last three years, neither PSG
nor any of PSG's Contracting Affiliates has made a voluntary disclosure to the U.S. Government or any State Government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract that could reasonably be expected to lead to any administrative, civil or criminal investigation, indictment or information, audit or internal investigation; and

                           (C)   Sellers have no knowledge of any
irregularity, misstatement or omission arising under or relating to any Government Contract or any Foreign Government Contract that has lead or could reasonably be expected to lead, either before or after the Closing Date, to any of the consequences set forth in
(A) or, with respect to any Government Contract, (B) above or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

                    (3) Financing Arrangements and Claims: Except as set forth in Schedule 3.2(s) of the Disclosure Package, there exist:

                           (A)   no receivables financing arrangements
with respect to performance of any Government Contract, any Foreign Government Contract or any Commercial Contract (as defined in Section 3.2(s)(5) hereto);

                           (B)   no outstanding claims pending against PSG
or any of the Foreign Subsidiaries in an amount greater than $10,000, by the U.S. Government, any State Government or Foreign
Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government
Contract or any Foreign Government Contract;

                           (C)   to the best of Sellers' knowledge, no
facts upon which such a claim arising under or relating to any Government Contract or any Foreign Government Contract may reasonably be expected to be asserted in the future;

                           (D)   no pending disputes between PSG and the
U.S. Government, any State Government or any prime contractor, subcontractor or vendor under the "Disputes" clause of any Government Contract;

                           (E)   to the best of Seller's knowledge, no
facts over which such a dispute may reasonably be expected to be asserted in the future;

                           (F)   no financial interest of PSG or any of
the Foreign Subsidiaries in any pending claim or in any potential claim of which Sellers have knowledge against the U.S. Government, any State Government or Foreign Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or any Foreign Government Contract; and

                           (G)   to the best of Seller's knowledge, no
dispute with any customer under a Foreign Government Contract of which the customer has given written notice where the amount of dispute is in excess of $25,000.

                    (4) No Suspension or Debarment: Except as set forth in Schedule 3.2(s) of the Disclosure Package, neither PSG, nor any of its directors, officers, employees or Contracting Affiliates is (or within the last three years has been) suspended or debarred from doing business with the U.S. Government or any State Government, or has been declared non-responsible or ineligible for U.S. Government or State Government contracting.
To the best of Sellers' knowledge, no facts currently exist that would call into question that PSG presently is a responsible contractor within the meaning of FAR 9.104. Except as set forth in
Schedule 3.2(s) of the Disclosure Package, none of the Foreign Subsidiaries and to the best of Sellers' knowledge, none of their respective directors, officers or employees is (or within the last three years has been) prohibited from doing business with, for or on behalf of any foreign government, foreign governmental agency or foreign governmental entity.

                 (5) Commercial Contracts: Schedule 3.2(s) of the Disclosure Package sets forth a list of each and every contract, order, arrangement, or commitment that is not a Government
Contract or Foreign Government Contract (a "Commercial Contract") to which PSG or any of the Foreign Subsidiaries is a party pursuant to which PSG or the Foreign Subsidiary is to perform services or deliver products or for which PSG or the Foreign
Subsidiary has not received final payment. True and complete copies of each of the Commercial Contracts, and all written amendments, modifications or other alterations thereof, have been made available to the Purchasers by the Sellers for review.

                    Except as otherwise disclosed on Schedule 3.2(s) of the Disclosure Package: (1) each of the Commercial Contracts is a valid and binding obligation of PSG and/or the respective Foreign Subsidiary entered into in the ordinary course of business and, to the best of Sellers' knowledge, of the other party or parties thereto, except as the same may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effective statutory or other laws regarding fraudulent conveyances and preferential transfers;
and (ii) general principles of equity upon
specific enforcement, injunctive relief and other equitable
remedies (regardless of whether enforcement is considered in proceedings at law or in equity); (2) neither PSG nor any of the Foreign Subsidiaries has terminated, canceled or substantially modified any of the Commercial Contracts and PSG and the Foreign Subsidiaries have not received any notice that the other party to any of the Commercial Contracts has terminated or canceled such

Commercial Contracts or to the best of Seller's knowledge intends to or has threatened to do so; (3) neither PSG, the Foreign Subsidiaries nor, to the best of Sellers' knowledge, any other party is in default under any provision of any Commercial Contract; and (4) to the best of Seller's knowledge there is no written dispute with any customer under any Commercial Contract where the amount in dispute is in excess of $25,000.

               (t) Intercompany Transactions and Transactions with Certain Persons: Schedule 3.2(t) of the Disclosure Package lists or otherwise describes all material transactions or categories thereof between Sellers or any of their Affiliates, on the one hand, and PSG or any Foreign Subsidiary, on the other hand, that remain executory on the date hereof, and all liabilities or obligations of Sellers or any of their Affiliates to PSG or any Foreign Subsidiary, and all liabilities or obligations of PSG or any Foreign Subsidiary to the Sellers or any of their Affiliates. Except as set forth on Schedule 3.2(t) of the Disclosure Package, no officer, director or employee of Sellers or any of their Affiliates, or of PSG or any Foreign Subsidiary, is: (a) a party to any agreement, arrangement or understanding with PSG or any Foreign Subsidiary, other than ones relating to compensation for services as an officer, director or employee of PSG or of any of the Foreign Subsidiaries; (b) to the best of Sellers' knowledge, a supplier of goods or services to PSG or any Foreign Subsidiary; or (c) to the best of Sellers' knowledge, the lessor of any real or personal property to PSG or any Foreign Subsidiary.

                 (u) Personnel: Set forth on Schedule 3.2(u) of the Disclosure Package is a true and complete list of:

                    (1) the name of each consultant employed by PSG or one of the Foreign Subsidiaries;

                    (2) the name and title or job description of each director and officer of PSG and each of the Foreign Subsidiaries; and

                    (3) a list of all past employees that were employed by PSG at any site of employment subject to the Workers Adjustment and Retraining Act ("WARN") whose employment with PSG terminated within the ninety (90) days preceding the date of this Agreement, the site of employment where any such employee was employed, the date of such termination, and a brief description of the circumstances of such termination.11

                 (v) Bank Accounts: Set forth on Schedule 3.2(v) of the Disclosure Package is a true and complete list of:

                    (1) the name of each bank with which PSG or any Foreign Subsidiary has an account or safe deposit box, the identifying numbers or symbols thereof and the name of each person authorized to draw thereon or to have access thereto; and

                    (2) the name of each person, if any, holding tax or other powers of attorney from PSG or any Foreign Subsidiary and a summary of the terms thereof.

                 (w)       Absence of Undisclosed Liabilities:
Except as set forth on Schedule 3.2(w) of the Disclosure Package, neither PSG nor any Foreign Subsidiary has any indebtedness, known or unknown, or to the best of Sellers' knowledge any liability, regardless of whether such indebtedness or liability is accrued, fixed or contingent, other than: (i) liabilities that are reflected on the Balance Sheet; and (ii) liabilities arising in the ordinary course of business subsequent to September 24, 1993, consistent with past practice, none of which liabilities arising after the date of September 24, 1993, individually or collectively, materially adversely affect the financial condition, operations, assets, or business of PSG or any Foreign Subsidiary.

                 (x) Insurance: Set forth on Schedule 3.2(x) of the Disclosure Package is a complete list and description of all of PSG's and the Foreign Subsidiaries' policies of insurance, together with a description of premiums with respect thereto providing for fire, property, casualty, business interruption, personal or product liability, workers' compensation, errors and omissions and other forms of insurance coverage. All such policies are outstanding and in full force and effect, and, except for those policies so indicated on Schedule 3.2(x) of the Disclosure Package, the consummation of the transactions contemplated hereby will not cause a cancellation or reduction in the coverage of such policy. There was no material inaccuracy in any application for any such insurance coverage. Such insurance is in amounts believed by Sellers and PSG to be reasonable and consistent with the amounts required by PSG's and the Foreign Subsidiaries' vendors, lessors and customers. Except for any claim under such policies that is not being contested by the insurance carrier, there is no existing claim, action, suit or proceeding based upon any of such policies of insurance, and Sellers have no knowledge of the existence of any facts that would constitute a valid basis for any such claim, action, suit or proceeding. There is no notice of any pending or threatened termination or premium increase with respect to any of such policies, and PSG and each of the Foreign Subsidiaries is in material compliance with all conditions contained therein. PSG and each of the Foreign Subsidiaries has not, during the current or the prior two fiscal years, been denied or had revoked or rescinded any policy of insurance. Except as set forth on Schedule 3.2(x) of the Disclosure Package, no existing policy of PSG or any of the Foreign Subsidiaries is terminable or cancelable as a result of the transactions provided for in this Agreement.

                 (y) Powers of Attorney and Suretyships: Except as disclosed in Schedule 3.2(y) of the Disclosure Package, neither PSG nor any Foreign Subsidiary has any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any material obligation or material liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as provided by the terms and conditions of the Contracts, Government Contracts, Foreign Government Contracts, Commercial Contracts, leases of Real Property,
leases of Leased Vehicles and leases of   Property and as endorser
or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

                 (z)       Environmental Matters: Except as set forth on
Schedule 3.2(z) of the Disclosure Package:

                    (1) To the best of Seller's knowledge, there are no current Environmental Requirements requiring any removal, remediation, repair, construction or capital expenditures with respect to the Owned Real Estate or Real Property (the "Real
Property"), and all operations conducted on the Real Property are and have been conducted in compliance with all Environmental
Requirements.

                    (2) To the best of Sellers' knowledge, there are no Hazardous Materials or containers formerly containing Hazardous
Materials located on, within, or below the Real Property.

                    (3) No notice of any violation or alleged violation of the Environmental Requirements by PSG or the Foreign Subsidiaries or relating to the Real Property or its use has been received by Sequa, Chromalloy, ARC or PSG, within the past two (2) years or has been received by Sequa, Chromalloy, ARC or PSG prior to such time and has not been resolved to the satisfaction of the person issuing such notice or, to the knowledge of Sellers, has been received by any prior owner or occupant of the Real Property and there is no notice, writ, injunction, order, decree, or judgment outstanding, or any claim, action, suit, proceeding, liability or investigation pending or, to the knowledge of Sellers, threatened, against PSG or the Foreign Subsidiaries or relating to the ownership, use, maintenance and operation of the Real Property, or to Hazardous Materials used, stored or generated there, nor, to the knowledge of Sellers, is there any basis for any such action, suit, claim, proceeding or investigation being instituted or filed.

               3.3 Accuracy of Representations and Warranties: No representation, warranty or other statement made by Sequa, Chromalloy, ARC, PSG or any of the Foreign Subsidiaries in this Agreement, the Other Agreements or the Disclosure Package provided to Purchasers contains any untrue statement of a material fact, or omits to state any material fact necessary to make such representation, warranty or other statement not misleading, in light of the circumstances in which same was made.

               3.4         Purchasers' Representations and Warranties:
Purchasers hereby represent and warrant to Sequa, ARC, PSG and the Foreign Subsidiaries as follows:

                 (a) Organization and Existence: CSC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is duly qualified to do business as a foreign corporation in all other states necessary for the consummation of the transactions contemplated by this Agreement.
Enterprises is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is duly qualified to do business as a foreign corporation in all other states necessary for the consummation of the transactions contemplated by this Agreement. Consulting is a corporation duly organized, validly existing, and in good standing under the laws of the United Kingdom and is duly qualified to do business in each jurisdiction necessary for the consummation of the transactions contemplated by this Agreement.

                 (b)       Power and Authority:   CSC, Consulting and
Enterprises have full corporate power and authority to execute, deliver and perform this Agreement and the Other Agreements.

                 (c)       Authorization:   The execution, delivery and
performance of this Agreement and the Other Agreements by Purchasers have been duly authorized by all requisite corporate action.

                 (d)       Binding Effect:   Upon execution and delivery by
Purchasers, this Agreement and the Other Agreements will be and constitute the valid, binding and legal obligations of Purchasers enforceable against Purchasers in accordance with the terms hereof and thereof, except as the enforceability hereof and thereof may be subject to the effect of. (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                 (e) No Default: Neither the execution and delivery of this Agreement or the Other Agreements nor the performance by Purchasers of any or all of their obligations hereunder or thereunder: (i) violate or breach, or with the giving of notice or the passage of time or both, will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of Purchasers' Certificate of Incorporation or By-Laws or of any material contract, commitment, or other obligation to which any of the Purchasers is a party or by which any of them or any of their property is bound; (ii) require the consent of any party to any material contract or other agreement to which any of the Purchasers is a party by which any of them or any of their property is bound;
or (iii) violate any laws, orders, injunctions or decrees to which any of the Purchasers or any of their property is subject.

                 (f) Finders: Except for Smith Barney Shearson, whose fee will be paid by Purchasers, Purchasers have not engaged, and are not directly or indirectly obligated to, anyone acting as a broker, finder or in any other similar capacity in connection with this Agreement or the transactions contemplated herein.

                 (g) No Knowledge of Sellers' Default: Based solely upon: (i) those documents provided to Purchasers by Sellers as set forth on Schedule 3.4(g) hereto; (ii) those matters set forth on the Schedules hereto; and (iii) those matters of which Purchasers are informed of in writing or for which Purchasers grant a written waiver, Purchasers have no knowledge that any of Sequa's, Chromalloy's or ARC's representations and warranties contained in this Agreement, the Other Agreements or the Disclosure Package are untrue, inaccurate or incomplete or that Sequa, Chromalloy, ARC, Sequa Ltd., Warwick and Ladlebase, PSG or the Foreign Subsidiaries is in default under any term or provision of this Agreement or the Other Agreements.

                 (h) Litigation: There are no suits, actions, arbitrations, or legal, administrative, or other proceedings, or governmental investigations pending or, to the best knowledge of Purchasers, threatened against Purchasers that are reasonably likely to affect their ability to perform their respective obligations under this Agreement. To the best knowledge of Purchasers, there is no judgment, order, writ, injunction or decree of any federal, state, local or foreign court or governmental agency to which Purchasers, their business, or assets are subject that could affect their ability to perform their respective obligations under this Agreement.

                 (i)       Investment Representation:

                    (1) Purchasers understand that none of the PSG Shares, the ARC/UK Shares, the ARC/Canada Shares or the ARC/ISI Shares have been registered under the Act, in reliance upon exemptions contained in the Act, and cannot be offered for sale, sold or otherwise transferred unless such shares subsequently are so registered or qualify for exemption from registration under the Act.

                    (2) Purchasers are acquiring the PSG Shares, the ARC/UK Shares, the ARC/Canada Shares, and the ARC/ISI Shares in good faith solely for their respective accounts, for investment and not with a view toward resale or other distribution within the meaning of the Act, and the PSG Shares, the ARC/UK Shares, the ARC/Canada Shares and the ARC/ISI Shares will not be offered for sale, sold or otherwise transferred without either a registration or exemption from registration under the Act.

                 (j) Regulatory Approvals: All consents, approvals, authorizations and other requirements prescribed by any law, regulation or rule which must be obtained or satisfied by Purchasers and which are necessary for the execution and delivery by Purchasers of this Agreement and all other documents and the consummation of the transactions contemplated in this Agreement have been obtained or satisfied, except as set forth on Schedule 3.4(j) hereto.

                 (k) Financing: Purchasers have all funds, or binding commitments to obtain all funds, required to consummate the transactions contemplated hereby.

               3.5 Survival: The representations and warranties made by the parties to this Agreement (including the Schedules and Exhibits) or any certificate, instrument or other document delivered in connection herewith shall, subject to the provisions of Purchasers' representation provided in Section 3.4(g) hereof, survive any inspection or investigation by Purchasers and the Closing Date for a period of two (2) years from the Closing Date, except for the representations and warranties: (i) set forth in Section 3.1(a) through Section 3.1(d) hereof, Section 3.1(k) hereof, and Section
3.4(a) through Section 3.4(d) hereof and in any related Schedule and certificate, which shall survive indefinitely; (ii) set forth in
Section 3.2(a) and Section 3.2(s) hereof, which shall survive for a period of three (3) years from the Closing Date; and (iii) set forth in Section 3.2(l), Section 3.2(u)(3) and Section 3.2(z) hereof and in any Schedule or certificate, which shall survive until thirty (30) days after the expiration of the applicable statute of limitations as it may have been or may be extended. Notwithstanding the foregoing, any such representation or warranty shall survive such termination date if any party, prior to such termination date, shall have advised the other party in writing of an alleged breach thereof, specifying in reasonable detail the representation or warranty alleged to be inaccurate or alleged to have been breached and the basis for such allegation. The covenants of Sellers and Purchasers shall continue after the Closing Date in full force and effect in accordance with their terms.

               3.6 General Disclaimer: EXCEPT AS PROVIDED ABOVE IN SECTIONS 3.1, 3.2 AND 3.3 OF THIS AGREEMENT AND EXCEPT FOR ANY
WARRANTIES OF OR CONCERNING TITLE CONTAINED IN ANY DEED OR OTHER
INSTRUMENT OF CONVEYANCE EXECUTED AND DELIVERED, OR TO BE EXECUTED
AND DELIVERED, PURSUANT TO THIS AGREEMENT, PURCHASERS UNDERSTAND AND
AGREE THAT SELLERS, PSG, THE FOREIGN SUBSIDIARIES NOR ANYONE ACTING
ON THEIR BEHALF MAKES ANY EXPRESS OR IMPLIED REPRESENTATIONS OR
WARRANTIES WITH RESPECT TO THE LIABILITIES BUSINESS, ASSETS,
PROPERTIES (CURRENT, FIXED, PERSONAL, REAL, TANGIBLE AND INTANGIBLE) REFERRED TO HEREIN, INCLUDING BUT NOT LIMITED TO, CAPACITY,
SUITABILITY, UTILITY, SALABILITY, AVAILABILITY, COLLECTABILITY,
OPERATION, CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR
A PARTICULAR PURPOSE.  SUBJECT TO SUCH EXCEPTIONS AND TO THE
INDEMNIFICATION PROVIDED HEREIN, PURCHASERS ASSUME THE FULL RISK OF
FUTURE PROSPECTS, CONTINUATION OF RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS AS WELL AS THE BUSINESS AND FINANCIAL RISK, INCLUDING THE
NEED FOR SUBSTANTIAL WORKING CAPITAL, IN CONNECTION WITH OPERATION
OF PSG AND THE FOREIGN SUBSIDIARIES AFTER CLOSING.

                 EXCEPT AS SET FORTH IN ARTICLE III OF TIES AGREEMENT AND THE APPENDICES, SCHEDULES AND ANNEXES HERETO, THE DISCLOSURE PACKAGE
AND THE DOCUMENTS AND INSTRUMENTS DEL PURSUANT HERETO, INCLUDING
WITHOUT LIMITATION THOSE DOCUMENTS THAT ARE IDENTIFIED ON SCHEDULE
3.4(g) HERETO AS HAVING BEEN DELIVERED, OR DELIVERED AT THE CLOSING,
PSG AND EACH OF THE FOREIGN SUBSIDIARIES EXPRESSLY DISCLAIM, AND PURCHASERS ACCEPT SUCH DISCLAIMER, WITH RESPECT TO ANY AND ALL
OBLIGATION FOR ANY REPRESENTATIONS AND WARRANTIES, EXPRESS OR
IMPLIED, CONTAINED IN, OR FOR OMISSIONS FROM, ANY OR ORAL
COMMUNICATIONS HERETOFORE TRANSMITTED TO OR IN ANY MANNER OBTAINED
BY PURCHASERS IN THE COURSE OF ITS INVESTIGATION OF PSG, THE FOREIGN SUBSIDIARIES, THE ASSETS, THE LIABILITIES, AND THE BUSINESS OF PSG
AND EACH OF THE FOREIGN SUBSIDIARIES.

                                       ARTICLE IV

                                Actions Prior to Closing

               4.1 Corporate Examinations and Investigations: Prior to the Closing Date, Purchasers shall be entitled, through their employees and representatives, including, without limitation, Gibson, Dunn & Crutcher and Deloitte and Touche, to make such investigations of the property and plant and such examination of the books, records and financial condition of PSG and each of the Foreign Subsidiaries as Purchasers may reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Sellers, PSG and each of the Foreign
Subsidiaries shall cooperate fully therein. In order that Purchasers may have the full opportunity to make such business, accounting and legal review, examination or investigation as they may wish of the business and affairs of PSG and each of the

Foreign Subsidiaries, Sellers and PSG shall furnish the representatives of Purchasers during such period with all such information concerning the affairs of PSG as such representatives may reasonably request and cause their respective officers, employees, consultant, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination and to make full disclosure to Purchasers of all facts affecting the financial condition and business operations of PSG and each of the Foreign Subsidiaries. Certain of PSG's and the Foreign Subsidiaries' contracts are classified or secret and may require a "Need to Know" and a security clearance to enable Purchasers or their agents to review such contracts and any related documents, facilities and the products. All information and documentation obtained by Purchasers as a result of the foregoing investigation and examination shall be governed by the terms of the Confidentiality Agreement dated August 16, 1993 between CSC and Sequa, as referred to in Section 10.11 hereof, and by Section 4.8 hereof.

               4.2 Cooperation; Consents: Prior to the Closing Date, each party shall cooperate with the other to the end that the parties shall: (i) in a timely manner make all necessary filings with, and conduct negotiations with, all governmental and regulatory bodies or other persons the consent or approval of which, or a license or permit from which, is required for the consummation of the transactions contemplated by this Agreement; and (ii) provide to each other such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations. The parties shall also use their respective best efforts to expedite the review process and to obtain all such necessary consents, approvals, licenses and permits as promptly as practicable. To the extent permitted by any applicable statute or ordinance, the parties shall request that each governmental body or other person whose review, consent or approval is requested treat as confidential all information which is submitted to it.

               4.3 Conduct of Business: From the date hereof through the Closing Date, unless otherwise agreed in writing by Purchasers, Sellers shall cause PSG and each of the Foreign Subsidiaries to conduct their respective businesses in the ordinary course as conducted at the date hereof. From the date hereof through the Closing Date, unless otherwise agreed in writing by Purchasers, Sellers shall ensure that: (i) each of the Foreign Subsidiaries will not purchase or otherwise acquire for value, any of their shares;
(ii) no change or amendment will be made in the organizational or corporate governance documents of PSG or any of the Foreign
Subsidiaries; (iii) PSG and each of the Foreign Subsidiaries shall not enter into any contract, agreement or transaction, or make to or receive from any of the Sellers or any Affiliate of Sellers any transfer or distribution of any funds, property or other assets, or be assessed or charged for any liability, allocation or expense, except in the ordinary course of business, consistent with past practices, or as provided for in this Agreement; (iv) PSG and each of the Foreign Subsidiaries shall not pay or grant, or make any commitment to pay or grant, any bonus or-any increase in the salary, wages or benefits paid to the officers or directors of PSG and each of the Foreign Subsidiaries in excess of amounts or levels contemplated under existing agreements or arrangements; (v) PSG and each of the Foreign Subsidiaries shall not issue any shares or any rights, options or warrants to purchase or subscribe for shares, or any securities convertible into shares or commit to do any of the foregoing; (vi) PSG and each of the Foreign Subsidiaries shall not guarantee any debt for borrowed money, or borrow money or incur any debt for borrowed money except borrowings and intercompany transfers for working capital from the Sellers made in the ordinary course of business consistent with past practice;
(vii) PSG and each of the Foreign Subsidiaries shall not fail in any material respect to comply with any material law, ordinance, regulation or other governmental restriction applicable to PSG or any Foreign Subsidiary; and (viii) PSG and each of the Foreign
Subsidiaries shall determine and post to their books consistent with past practice adequate accruals for Taxes other than foreign and federal income taxes.

               4.4 Preservation of Business: From the date hereof through the Closing Date, Sellers shall cause PSG and each of the Foreign Subsidiaries to maintain their respective assets, properties and business in substantially the same manner in which they have been operated and maintained.

               4.5 Litigation: From the date hereof through the Closing Date, Sellers promptly notify Purchasers of any lawsuits, claims, proceedings or investigations of which Sequa, Chromalloy, ARC, PSG or any of the Foreign Subsidiaries have actual knowledge which after the date hereof are threatened or commenced against PSG or any of the Foreign Subsidiaries, or any officer or director thereof.

               4.6 Hart-Scott-Rodino Act: The parties have filed Notification and Report forms under the Hart-Scott-Rodino Antitrust Improvements Act (the "H.S.R. Act") with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("Justice") with respect to the transactions contemplated herein and have been granted early termination of the waiting period provided under the H.S.R. Act. To the extent permitted by law, the parties shall request such governmental agencies to treat as confidential all such information submitted to them. Purchasers shall pay any fees associated with the filing of the Notification and Report forms.

               4.7 Government Contracts: The Sellers will provide reasonable cooperation, and will cause PSG to provide reasonable cooperation, in making personal introductions of representatives of the Purchasers to the contracting officers responsible for the award and administration of PSG's Government Contracts. All purposes of such introductions will include allowing the Purchasers to evaluate
PSG's business and its future prospects, discussing the need for novation or other U.S. Government or prime contractor approvals of the transactions contemplated by this Agreement and related agreements, and ensuring good customer relationships following the Closing. If it appears to the Purchasers that novation of PSG's Government Prime Contracts may be required pursuant to FAR 42.12, the Sellers will provide reasonable cooperation, and will cause PSG to provide reasonable cooperation, in preparing such novation agreements and the supporting materials required to be submitted to the U.S. Government pursuant to FAR 42.12.

               4.8 Confidentiality: At all times prior to the Closing (and, if this Agreement is terminated, at all times after such termination), neither Purchasers, on the one hand, nor Sellers, PSG or any of the Foreign Subsidiaries, on the other hand, nor any of its or their agents or Affiliates will disclose or use any confidential information of or with respect to the other party or parties to this Agreement or the conduct of its or their business, except to the extent that any such confidential information was learned other than in connection with the transactions contemplated under this Agreement or subsequently becomes public knowledge other than as a result of a violation of this Section 4.8 by Purchasers, Sellers, PSG or any of the Foreign Subsidiaries or any of its or their agents, representatives or Affiliates. For purposes of this Agreement, "confidential information" with respect to any party shall include without limitation: (i) plans, programs, documents, agreements or other material relating to the business, services, marketing or activities of such party; and (ii) trade secrets, market reports, customer investigations, customer lists, computer software and other similar information that is treated as proprietary information by such party.

                 Except as otherwise allowed pursuant to this Section 4.8, Purchasers, Sellers and PSG will keep confidential the terms of this Agreement unless any party's counsel advises such party that it is required by or advisable under applicable law or regulation (including the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) or stock exchange rules and procedures to divulge the same, or unless such information is disclosed in an action between the parties or is otherwise required by order of competent judicial or administrative authority to be disclosed, and such party will only divulge such information in accordance with such law, regulation, rule or procedure, as applicable.

               4.9 Return of Information: If this Agreement is terminated, the parties promptly will return all documents, contracts, property or records of the other parties and will destroy all copies of such documents, contracts and records.


                   4.10 No Shop: From the date hereof through the Closing Date (including any extensions thereof pursuant to the terms hereof), except with the prior written approval of Purchasers or to the extent necessary to effect the transactions contemplated by and pursuant to the terms of this Agreement, Sequa, ARC, PSG and each Foreign
Subsidiary will not, and will not permit their officers, directors, employees, agents, consultants or other representatives to, directly or indirectly: (i) initiate, solicit or encourage discussions with any corporation, partnership, person or other entity or group concerning any sale of the PSG Shares or the ARC/UK Shares, any merger with, purchase of or sale of all or any portion of the assets of PSG or ARC/UK, sale of shares of capital stock of PSG or ARC/UK
(or securities convertible into or exchangeable for or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire any such shares), or any similar transaction involving PSG or ARC/UK; or (ii) furnish any information or assistance to, or negotiate with, any person other than Purchasers or their Affiliates with respect to any such transaction.

                   4.11    Pre-Closing Transfer of Assets and Assumption of
Liabilities:

                           (a)   Prior to the Closing: (1) Sequa shall have
caused ARC to, and ARC shall have transferred, assigned and conveyed to PSG, by means of warranty deed, bill of sale and other appropriate instruments of transfer, that certain land and building located at 45154 Underwood Lane, Sterling, Loudoun County, Virginia (the
"Sterling Real Estate") and as more particularly described in
Schedule 3.2(c) of the Disclosure Package; and (2) Sequa and ARC shall have caused the Vehicle to be transferred and assigned to and assumed by PSG. All of such transfers and assignments shall be subject to the representations and warranties contained herein.

                           (b)   Prior to the Closing, ARC shall transfer,
assign and convey and PSG shall assume and agree to pay, perform and discharge, as the case may be, all of the debts, obligations and liabilities relating to the real estate mortgage for the Sterling
Real Estate, which debts, obligations and liabilities are more particularly described in Schedule 4.11 hereto. PSG shall likewise assume and agree to pay, perform and discharge, as the case may be, the liabilities and obligations related to the Leased Vehicles.

                           (c)   Prior to the Closing, PSG and the Foreign
Subsidiaries shall transfer, assign and convey to Sequa and/or ARC, and Sequa and ARC shall acquire and assume, all of the Excluded
Assets, and PSG shall have assigned to ARC and ARC shall have assumed the lease obligations from and after the Closing Date with respect to the land, building, fixtures and improvements located at 1577
Spring Hill Road, Vienna, Virginia 22182.

                   4.12 Transfer of ARC/ISI Share Not Owned by ARC: Prior to the Closing, the ARC/ISI Share not owned by ARC shall be transferred to Mr. Edward T. Jones, and ARC and Mr. Edward T. Jones shall enter into the Nominee Agreement attached as Exhibit 4.12 hereto with respect to such ARC/ISI Share.

                   4.13 Appraisal of Real Estate: Prior to the Closing, Valuation Research Corporation shall prepare an appraisal of the Owned Real Estate. Purchasers, collectively, and Sellers, collectively, each shall pay one-half of the cost of such appraisal.

                                        ARTICLE V

                                       The Closing

                    5.1 The Closing: For purposes hereof, "Closing" means the time and place at which the transactions contemplated by this Agreement are consummated and the documents and instruments referred to in Section 5.3A and Section 5.3B hereof are executed and delivered by the parties.

                    5.2 Time, Date and Place of Closing: Unless extended by the Parties, the Closing will occur on a date agreed upon by the parties (the "Closing Date") not later than three business days following satisfaction of all of the conditions referred to in
Article VIII hereof, but in no event whatsoever later than December
31, 1993.  On the Closing Date, CSC and Consulting will purchase and
PSG, ARC, Warwick and Ladlebase will sell the ARC/UK Shares (other than the ARC/UK Share held by Mr. Edward T. Jones pursuant to Section
4.12 hereof), the ARC/Canada Shares and the ARC/ISI Shares (other than the ARC/ISI Share held by Mr. Edward T. Jones pursuant to
Section 4.12 hereof) (such purchase and sale, the "First Closing") and as promptly as possible after the First Closing, Enterprises will purchase and ARC will sell the PSG Shares (such purchase and sale, the "Second Closing"). The First Closing and the Second Closing shall be deemed to occur as of 11:00 p.m. and 11:59 p.m., respectively, on the Closing Date. The Closing will take place at the offices of PSG, 1375 Piccard Drive, Rockville, Maryland 20850, or at such other location as the parties may agree.

                    5.3A   Deliveries at First Closing:  At the First

Closing:

                           (a)   Sequa and ARC shall deliver to Purchasers
certificates executed by two executive officers of each such company with knowledge of the facts to the effect that as of the Closing
Date:

                                 (1)    all corporate and other proceedings or
actions required to be taken by Sequa, Chromalloy, ARC, Sequa Ltd., Warwick, ladlebase or PSG in connection with the transactions contemplated by this Agreement have been taken;

                                 (2)    those consents or approvals, or
effective waivers thereof, to or of assignment, of those persons listed in Schedule 5.3A(a)(2) hereto have been obtained;

                                 (3)    all requisite governmental approvals
and authorizations necessary for consummation of the transactions contemplated by this Agreement have been duly issued or granted;

                                 (4)    there has not been issued, and there
shall not be in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending;

                           (b)   PSG shall deliver to CSC certificates
representing the ARC/Canada Shares and the ARC/ISI Shares, in each case fully endorsed to CSC in blank or accompanied by duly executed blank stock powers and with any necessary transfer stamps attached;

                           (c)   Warwick and ladlebase shall deliver to
Consulting certificates representing the ARC/UK Shares, fully endorsed to Consulting in blank or accompanied by duly executed blank stock powers and with any necessary transfer stamps attached;

                           (d)   Sellers shall deliver to Purchasers:

                                 (1)    an executed opinion of Sellers' counsel
in the form  set  forth as Annex 1 hereto;

                                 (2)    Resignations or evidence of removal of
the  following  persons effective as of the Closing:

                                        Antonio L. Savoca
                                        Alfred P. Principe
                                        Robert S. Hinton
                                        Barbara Biendl
from all positions held by him/her as an officer, director or member of any administrative committee of any plan of PSG and the Foreign Subsidiaries, effective as of the Closing Date;

                                 (3)    certified copies of resolutions of the
Board of Directors and shareholders of Chromalloy, ARC, Sequa Ltd.,
Warwick, Ladlebase and the Board of Directors of Sequa, PSG and the Foreign Subsidiaries, authorizing this Agreement, the transactions contemplated by this Agreement, and the obligations of Sellers, Sequa
Ltd., Warwick, Ladlebase, PSG and the Foreign Subsidiaries hereunder;

                                 (4)    a good standing certificate from the
Secretary of State of Maryland, certifying as of a date not more than thirty (30) days before the Closing Date, that PSG is a corporation in good standing under the laws of the State of Maryland and certificates of good standing (or their equivalent) as to ARC/UK, ARC/Canada and ARC/ISI from their respective jurisdictions of incorporation;

                                 (5)    custody of or control over the
originals of all books, records, correspondence, databases and papers of or relating to each Foreign Subsidiary, including without limitation those items copies of which were previously furnished under Section 3.1(h) hereof, except that any such document required by law to remain in Greece or Canada shall remain under the control of ARC/ISI and ARC/Canada at their respective headquarters;

                                 (6)    a cross-receipt acknowledging receipt
of the UK Price, the Canada Price and the ISI Price; and

                                 (7)    a list of all Employees of PSG or any
of the Foreign Subsidiaries dated December 22, 1993.

                           (e)   All documents reflecting any actions taken,
received or delivered by Sellers pursuant to Sections 5.3(a), 5.3(b), 5.3(c) and 5.3(d) hereof shall be satisfactory in form and substance to Purchasers.

                           (f)   Purchasers shall deliver to Sellers a
certificate executed by two executive officers of CSC and Consulting with knowledge of the facts set forth to the effect that as of the Closing Date:

                                 (1)    all corporate and other proceedings
required to be taken by Purchasers in connection with the transactions contemplated by this Agreement have been taken;

                                 (2)    all requisite governmental approvals
and authorizations necessary for consummation by Purchasers of the transactions contemplated hereby have been duly issued or granted or warranted by Purchasers; and

                                 (3)    there has not been issued, and there
is not in effect, any injunction or similar legal order prohibiting or restraining consummation by Purchasers of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

                           (g)   Purchasers shall deliver to Sellers:

                                 (1)    the UK Price, the Canada Price and  the
ISI Price by means of a wire transfer of immediately available funds to an account designated by PSG, Warwick and Ladlebase prior to Closing;

                                 (2)    an opinion of Purchasers' counsel in
the form set forth as Annex 2 hereto;

                                 (3)    certified copies of a resolution of the
Board of Directors of each of the Purchasers authorizing this Agreement, the transactions contemplated by this Agreement, and the obligations of Purchasers hereunder; and

                                 (4)    a cross-receipt acknowledging receipt
of the ARC/UK Shares, the ARC/Canada Shares and the ARC/ISI Shares.

                           (h)   All documents reflecting any actions taken,
received or delivered by Purchasers pursuant to Sections 5.3(f) and 5.3(g) hereof shall be satisfactory in form and substance to Sellers.

                    5.3B   Deliveries at Second Closing

                           (a)   ARC shall deliver to Enterprises
certificates representing the PSG Shares, fully endorsed to Enterprises in blank or accompanied by duly executed blank stock powers;

                           (b)   Sellers shall deliver to Purchasers custody
of or control over the originals of all books, records, correspondence, databases and papers of or relating to PSG, including without limitation those items copies of which were previously furnished under Section 3.1(h) hereof; and

                           (c)   ARC shall deliver a cross-receipt
acknowledging receipt of the Estimated PSG Price minus the Preliminary Cash Settlement Adjustment, if any, as determined pursuant to Section 2.5 hereof.

                           (d)   Enterprises shall deliver to ARC:

                                 (1)    the Estimated PSG Price minus the
Preliminary Cash Settlement Adjustment, if any, as determined pursuant to Section 2.5 hereof by means of a wire transfer of immediately available funds to an account designated by ARC prior to the Closing; and

                                 (2)    a cross-receipt acknowledging receipt
of the PSG Shares.

                    5.4 Purchasers' Insurance Obligation: At the Closing, Purchasers will deliver to ARC a certificate of insurance on an occurrence basis in such form reasonably satisfactory to ARC, naming
ARC and its parent and Affiliated corporations as additional insureds, with waiver of subrogation and contribution in such amounts and coverages as set forth in Schedule 5.4 hereto. Purchasers shall continue to maintain such insurance, or insurance providing the same or similar coverage, for the later of., (i) three years; or (ii) such date as required by the Government Contracts, the Foreign Government Contracts, the Commercial


Contracts, Vehicle Leases and leases of Leased Real Property and leases of Personal Property.

                    5.5 Letters of Credit and Guarantees: At the Closing, Purchasers shall deliver substitute or back-up letters of credit, guarantees, surety and performance bonds and other similar instruments (or evidence satisfactory to Sellers and their counsel of the establishment of the same), each in the aggregate principal amount, and with terms and from banks or other appropriate responsible financial institutions in each case reasonably satisfactory to Sellers to replace or collateralize the corresponding instrument of Sequa, ARC and/or the Foreign Subsidiaries as set forth in Schedule 5.5. hereto, securing PSG's and/or the Foreign
Subsidiaries' obligations and, in the case of letters of credit, sufficient so that from and after the Closing such letters of credit are no longer included by Sequa's and/or ARC's lender banks as outstanding debt in calculating Sequa's and/or ARC's borrowing ability.

                                       ARTICLE VI

                                  Actions After Closing

                    6.1 Further Conveyances and Assurances: After the Closing, Sellers will, without further cost or expense to, or consideration of any nature from Purchasers, execute and deliver, or cause to be executed and delivered, to Purchasers, such additional documentation and instruments, and will take such other and further actions, as Purchasers may reasonably request as more completely to sell, transfer and assign to and fully vest in Purchasers ownership of the PSG Shares, the ARC/UK Shares, the ARC/Canada Shares and the ARC/ISI Shares.

                    6.2    Further Consents to Assignment:   With respect
to those consents or approvals (or effective waivers thereof) to or of assignment which are not obtained on or prior to Closing:

                           (a)   the parties will make all reasonable efforts
to obtain such consent or approval (or an effective waiver thereof) at the written request therefor by Purchasers after Closing;

                           (b)   if the parties are unable to obtain such
consent or approval, or an effective waiver thereof, then, with respect to the contract, lease, license, permit, approval or other item of which such consent or approval of or to the effective assignment is requested by Purchasers in writing at or after the
Closing: (1) this Agreement shall not constitute or be deemed to be an assignment or an agreement to assign such item if an attempted assignment without such consent or approval, or an effective waiver thereof, would constitute a breach of or default under such item or create in any party thereto the right or power to cancel or terminate such item; and (2) Sellers will cooperate with Purchasers in entering into or effecting any reasonable arrangement designed to provide Purchasers with the benefit of PSG's and each of the Foreign Subsidiaries' rights under or pursuant to such item, including enforcement (at Purchasers' expense which shall include without limitation out-of-pocket expenses of Sellers but not any expenses for the time and effort of Sellers' personnel) of any and all rights of PSG and each of the Foreign Subsidiaries against any other party as Purchasers may reasonably request; and

                           (c)   Sellers will not be obligated to pay
consideration in order to obtain any consent or approval, or an effective waiver thereof, pursuant to Section 6.2(b). Sellers will cooperate with Purchasers in obtaining any required consent or approval, or an effective waiver thereof, pursuant to an economic arrangement satisfactory to Purchasers, provided, that Purchasers will pay or reimburse Sellers for all third party costs incurred by

Sellers with Purchasers' prior approval in order to obtain such consent or approval, or an effective waiver thereof.

                    6.3 Access to Former Business Records: For a period of seven (7) years following the Closing, the parties will retain all business records reflecting the assets and liabilities of or relating to the business of PSG and each of the Foreign Subsidiaries in existence as of the Closing, including without limitation those related to the Excluded Assets and the Excluded Liabilities. During such period, the parties will afford authorized representatives of one another free and full access to all of such records at reasonable times and during normal business hours at the principal business office of PSG and each of the Foreign Subsidiaries or of the Sellers, as appropriate, or at such other location or locations at which such business records may be stored or maintained from time to time, and will permit such representatives to make abstracts from, or copies of, any of such records, or to obtain temporary possession of any thereof as may be reasonably required by the requesting party at such party's sole cost and expense. During such period, Purchasers will, at Sellers' expense, cooperate with Sellers in furnishing information, evidence, testimony, and other reasonable assistance in connection with any action, proceeding, or investigation relating to the business of PSG and each of the Foreign Subsidiaries prior to the Closing.

                    6.4 Change of PSG's Name: Notification: Enterprises consents and agrees to cause the legal name of PSG to be changed to "CSC Professional Services Group, Inc." ("CSC/PSG") as promptly as practicable following the Closing hereunder, and to cause PSG to make arrangements to notify PSG's suppliers and customers of the change in ownership and corporate name as soon as reasonably practicable.
CSC consents and agrees to cause the legal name of ARC/UK to be changed to "CSC-PSG UK Ltd", the legal name of ARC/Canada to be changed to "CSC/PSG Canada, Inc." and the legal name of ARC/ISI to be changed to "CSC/PSG ISI S.A." in each case as promptly as practicable following the Closing hereunder. CSC consents and agrees to cause each of the Foreign Subsidiaries to make arrangements to notify their respective suppliers and customers of the change in ownership and corporate name as soon as reasonably practicable following the Closing hereunder.

                    6.5    Non-Compete:

                           (a)   In order to assure that the Purchasers will
realize the value and goodwill inherent in the acquisition of PSG and the Foreign Subsidiaries, Sequa, Chromalloy and ARC agree with the Purchasers that neither Sequa, Chromalloy, ARC, nor any of their Affiliates shall:

                                 (1)    for a period of five (5) years
following the Closing Date, engage anywhere in the United States of

America or anywhere in other countries in which PSG conducted business at any time during the two (2) years prior to the Closing, in the business of providing services of the types presently or in the past three (3) years provided by PSG or the Foreign Subsidiaries, provided that Sequa, Chromalloy, ARC, and their Affiliates may acquire assets or stock of companies collaterally engaged in the business of providing such services to the extent that the assets involved in such business or the revenues derived from such business are not in excess of 30% of the assets or revenues of the acquired business; and

                                 (2)    directly or indirectly for a period of
two (2) years following the Closing with respect to any Employee of PSG or the Foreign Subsidiaries as of the Closing Date, solicit or induce such person to terminate his or her employment with PSG or the Foreign Subsidiary or to accept employment with Sequa, Chromalloy, ARC or any of their Affiliates unless: (i) six (6) months has elapsed since the last date of employment of such person with PSG or the Foreign Subsidiaries; or (ii) such person was not personally solicited by Sequa, Chromalloy, ARC or any of their Affiliates or any agent engaged to act for any of them and such person has sought employment with Sequa, Chromalloy, ARC or any of their Affiliates in response to a general solicitation which is not directed to specific individuals or companies and which solicitation is made through newspaper advertisements or similar general forms of solicitation.

                           (b)   If any provision of paragraph (a) of this
Section, as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of the said paragraph (a) or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or geographic area of such provision, and/or to delete specific words or phrases, to the extent only that in its reduced form such provision will then be enforceable and will be enforced. Upon breach of any provision of paragraph (a) of this Section, the Purchasers will be entitled to injunctive relief, since the remedy at law would be inadequate and insufficient. In addition, the Purchasers will be entitled to such damages as they can show themselves to have sustained by reason of such breach.

                    6.6 Use of Trademark and Trade Names: Notwithstanding anything to the contrary in this Agreement, Purchasers, PSG and the Foreign Subsidiaries may continue to use the name "ARC Professional
Services Group" and related trademarks, corporate names, and tradenames incorporating "Atlantic Research", "Sequa", "ARC" and the stylized "ARC" and "Sequa" logos: (i) in displays, signage and postings for two months after the Closing Date to the extent such displays, signage or postings exist on the Closing
Date; (ii) with respect to all existing Contracts for the term of such Contracts; (iii) for a period of two years, to state PSG's and the Foreign Subsidiaries' former affiliation with ARC or Sequa (e.g., "formerly ARC Professional Services Group"); and (iv) to the extent the trade names, trademarks, service marks or logos of any of Sellers' Affiliates or of Sellers appear on PSG's or any Foreign
Subsidiary's stationary, packaging materials, supplies or inventory on hand as of the Closing Date or on order at the time of the Closing, until such is exhausted. Purchasers shall also have the right to use the trade names and trademarks set forth in Schedule 6.6 hereto without limitation.

                    6.7    Taxes:

                           (a)   Responsibility for Certain Taxes: Taxes
shall be apportioned as follows: (i) Sellers shall be responsible for and shall pay, when due, all federal, state, foreign and local income taxes of Sellers and PSG arising from the sale of PSG and the Foreign Subsidiaries; (ii) PSG and the Foreign Subsidiaries are responsible for completing the tax returns for and, except as provided in Section 6.7(a)(i) hereof, for payment of all Taxes of PSG and the Foreign Subsidiaries, other than federal and foreign income taxes, to the extent that such Taxes are not due and payable on or before the Closing Date, provided, however, that the amounts, if any, payable by Sellers under Section 6.7(a)(i) hereof shall be paid by Sellers to PSG or the Foreign Subsidiaries immediately prior to Purchasers' filing of any such tax returns; (iii) Sellers are responsible for completing the tax returns for, and for payment of, all federal and foreign income taxes for any taxable period ending on or before the Closing Date; (iv) notwithstanding anything in paragraph (a)(ii) of this Section 6.7, Sellers are responsible for completing, on a consolidated basis, the tax returns for and for payment of the state income taxes of PSG for the States of California, Florida, Illinois and Virginia, in which states Sellers file consolidated income tax returns for all periods ending on or before or including the Closing Date, provided, however, that the amount of such state income taxes attributable to the operations of PSG during fiscal year 1993 on a stand-alone basis, other than the amounts, if any, payable by Sellers under Section 6.7(a)(i) hereof, shall be paid by PSG to Sellers immediately prior to Sellers flag of such returns; and (v) Sellers are responsible for any income taxes attributable to the pre-Closing period in accordance with Section 6.7(b) hereof in the case of any Straddle Period relating to the Foreign Subsidiaries. PSG shall furnish to Sellers calculations as to the amounts, if any, payable by Sellers pursuant to Section 6.7(a)(i) and Section 6.7(a)(ii) hereof, together with copies of the returns pursuant to which such amounts are to be paid. Sellers shall furnish to PSG calculations as to the amounts, if any, payable by PSG pursuant to Section
6.7(a)(iv) hereof,
together with copies of the returns pursuant to which such amounts are to be paid. The party preparing such returns shall promptly provide such returns and respond to any requests for information or explanation as to such returns made by the party responsible for payment of such amounts.

                           (b)   Straddle Period: Apportionment of Taxes: In
the case of any Straddle Period, the income taxes of the Foreign
Subsidiaries for the pre-Closing period shall be computed as if such period ended as of the close of business on the Closing Date, where applicable. Any foreign income taxes for a Straddle Period shall be apportioned between the pre-Closing and the post-Closing period on the basis of taxable income or taxable loss, as determined from an interim closing (solely for tax purposes) of the permanent books and records of the Foreign Subsidiaries, effective as of the close of business on the Closing Date.

                           (c)   Straddle Period: Filing of Returns: Any
income tax returns of the Foreign Subsidiaries for a Straddle Period shall be the responsibility of the Purchasers. Prior to the filing by Purchasers of an income tax return of the Foreign Subsidiaries for a Straddle Period, Purchasers shall notify Sellers of the portion of the income taxes due with respect to the portion of that period on or prior to the Closing Date, computed pursuant to paragraph (b) as if that period were a separate taxable period, and shall provide
Sellers with its calculations used to arrive at that amount. Sellers shall remit to Purchasers the amount of such income tax allocable to Sellers pursuant to Section 6.7(b) hereof for such period for such income tax return equal to the excess of. (i) the amount of such income tax allocable to Sellers; over (ii) amounts previously paid or provided for through estimated income taxes or deposits paid by or on behalf of the Foreign Subsidiaries with respect to such income tax for such period. Sellers shall pay such amounts no later than fifteen (15) business days following its receipt of a notice from Purchasers.

                           (d)   Section 338(h)(10) Election: Sellers and
Purchasers mutually agree to make an election under Section
338(h)(10) of the Code (and any comparable election under state or local law) with respect to PSG. Purchasers and Sellers agree that the purchase price and the liabilities of PSG will be allocated to the retained assets and the retained liabilities of PSG as follows:
(1) real property at values to be determined by the appraisal conducted pursuant to Section 4.13 hereof; (2) all other tangible and intangible assets at net book value at the Closing Date; and (3) any excess to goodwill. The Purchasers, Sellers and PSG shall file all Tax Returns in a manner consistent with such values.

                           (e)   Tax Sharing Agreements: Any Tax sharing
agreement between Sellers and any of PSG and the Foreign Subsidiaries and any similar arrangements shall be and hereby are terminated as of the Closing Date and will have no further effect for any taxable year, whether the current year, a future year, or a past year.

                           (f)   Further Agreements:   Sellers will notify
Purchasers of any settlement reached under any audit of Sellers' consolidated tax returns to the extent that such directly pertain to PSG or the Foreign Subsidiaries.

                           (g)   Tax Refunds: All refunds of income taxes
(other than for 1993 state income), relating to taxable periods that end on or before the Closing Date shall be endorsed over to Sellers within fifteen (15) business days of receipt by Purchasers or PSG.
Any reduction in current and/or future income taxes as described in
Section 6.7(a)(i) hereof shall be paid to Sellers within fifteen (15) business days of realization thereof by PSG or Purchasers.

                    6.8 Post-Closing Cash Receipts: For twelve (12) months from and after the Closing Date, Sellers shall cause any amounts credited after the Closing Date to Account No. 130-1139 at Mellon National Bank N.A. (or to any successor account) to be paid over as promptly as possible, which generally shall be considered to be one (1) business day following such account being credited with such amounts, to an account designated by PSG, provided that if it is subsequently determined that any amount so paid over was not payable to PSG or any of the Foreign Subsidiaries, Purchasers shall cause such amount to be repaid to Sellers as promptly as possible but in no event longer than five (5) business days after such determination, together with interest at the Applicable Rate from the date such amount was credited to the account designated by PSG until the day before such amount is repaid to Sellers. Sellers shall cause any amounts otherwise received by them that are payable to PSG or any of the Foreign Subsidiaries to be paid over to PSG or the Foreign Subsidiary, as appropriate, within ten (10) business days of receipt, and Purchasers shall cause any amounts otherwise received by PSG or any of the Foreign Subsidiaries that are payable to Sellers to be paid over to Sellers within ten (10) business days of receipt.
                                       ARTICLE VII

                             Employees and Employee Benefits

                    7.1 Severance Arrangements: As of the Closing Date, the severance entitlements are as set forth in Schedule 3.2(i) of the Disclosure Package. Purchasers shall reimburse ARC for any severance entitlements set forth in Schedule 3.2(i) of the Disclosure Package which ARC is required to pay, including medical benefits, with respect to any Employee whose employment is terminated or ceases after the Closing Date. For purposes of this Agreement the term
"Employees" shall mean all those employees of PSG and the Foreign
Subsidiaries on the Closing Date, including those employees who on the Closing Date are on lay-off, temporary furlough or leave of absence, whether paid or unpaid.

                    7.2 401 (k) Plan: PSG currently participates in the ARC Professional Services Group Tax Deferred Savings and Retirement
Plan (the "401(k) Plan") for eligible employees. PSG will continue to be the sponsor of the 401(k) Plan subject to any rights under the terms of the 401(k) Plan or applicable law to amend, suspend, terminate or merge the 401(k) Plan, and the assets and liabilities of the 401(k) Plan will be retained by PSG or by any plan or trust maintained by Purchasers. The rights of Employees shall be governed by and administered in accordance with the provisions of the 401(k)
Plan, as such may be amended consistent with the terms of the 401(k)
Plan or applicable law.

                    7.3 Medical Benefits: Purchasers will cause PSG and each of the Foreign Subsidiaries after Closing to continue to extend to any Employee, in accordance with PSG's and the Foreign
Subsidiaries' requirement for premium contribution by an employee, the opportunity to continue medical coverages reasonably comparable to those afforded to such Employees and their dependents as of the Closing Date or to those afforded to employees (and their dependents) of CSC or its Affiliates, as such may from time to time be amended.
If an Employee chooses to participate in such group medical plan, PSG and the Foreign Subsidiaries will continue to be responsible for any and all medical claims made at any time either before or after the Closing by or on behalf of said Employee and any dependents, including responsibility for services and medicine received by them prior to the Closing.

                    7.4    Life Insurance:     As of the Closing, PSG and
each of the Foreign Subsidiaries will continue life insurance benefit coverage for the Employees.

                    7.5 Accrued Vacation: As of the Closing, PSG and each of the Foreign Subsidiaries will retain all obligations of PSG to the Employees for accrued vacation, holiday pay, sick pay and personal time, and related taxes and benefits. ARC will have no obligation to make any payment to the Employees with respect to any vacation pay, holiday pay, sick pay and personal time entitlement.

                    7.6 Workers' Compensation: PSG and each of the Foreign Subsidiaries will, except to the extent paid by their respective insurance recoveries or third party recoveries, bear the entire cost and expense of all workers' compensation claims arising out of or resulting from injuries sustained after the Closing Date by an Employee. Sellers will, except to the extent paid by their respective insurance recoveries or third party recoveries, bear the entire cost and expense of all workers' compensation claims arising out of or resulting from injuries sustained on or before the Closing Date by an Employee.

                                      ARTICLE VIII

                                       Conditions

                    8.1 Conditions to Purchasers' Obligations: The obligation of Purchasers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the Closing and in no event whatsoever later than December 31, 1993, unless extended in writing by the mutual consent of the parties hereto in their respective sole and absolute discretion:

                           (a)   Truth of Representations and Warranties: The
representations and warranties of each of the Sellers contained in this Agreement and the Disclosure Package shall be true, accurate, and complete in all material respects as of the Closing as if such representation and warranties have been made anew as of the Closing, except with respect to the effect of transactions contemplated or permitted by this Agreement and with respect to the effect of the passage of time upon dated material in the Disclosure Package, and Purchasers shall have been given an officer's certificate from each of the Sellers to such effect.

                           (b)   Performance of Covenants: Sellers, PSG and
each of the Foreign Subsidiaries shall have performed and complied with their respective covenants, agreements and conditions required by this Agreement to be performed or satisfied on or prior to the Closing Date, and Sellers shall have delivered to Purchasers all documents, certificates, and instruments required to be delivered by Sellers under the terms of this Agreement, and Purchasers shall have been given an officer's certificate from each of the Sellers to such effect.

                           (c)   Corporate Proceedings: All corporate and
other proceedings or actions to be taken by Sequa, Chromalloy or ARC in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory in form and substance to Purchasers.

                           (d)   Consents: All third party consents and
approvals required to effect the sale of the PSG Shares. the ARC/UK Shares, the ARC/Canada Shares and the ARC/ISI Shares to Purchasers and to consummate the other transactions contemplated under this Agreement, including without limitation any consents or approvals required under Section 5.3A(a)(2) hereof, to secure the benefits of client and customer contracts, proposals and receivables, shall have been obtained.

                           (e)   No Restraints: There shall not have been
issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending.

                           (f)   Permits and Approvals: Any and all permits,
approvals and consents, other than under the H.S.R. Act, which was obtained on November 29, 1993, from any governmental authority or other person or entity required for the consummation of the transactions contemplated hereby shall have been obtained.

                           (g)   No Adverse Change:   There shall have been
no adverse change (whether or not in the ordinary and usual course of business) in the financial condition, assets, liabilities, personnel, business or results of operations or business prospects of PSG and the Foreign Subsidiaries or any damage, destruction or loss (whether or not covered by insurance) which may materially and adversely affect the business, condition (financial or otherwise), assets, properties, results of operation or business prospects of PSG and the Foreign Subsidiaries.

                           (h)   Government Contracts:   The Purchasers shall
have determined either that no novations, consents, approvals or waivers from the U.S. Government or from U.S. Government prime contractors and subcontractors are necessary in connection with the transactions contemplated by this Agreement and related agreements, or that all such novations, consents, approvals and waivers can be reasonably expected to be forthcoming within a reasonable period of time after the Closing Date without the imposition of any conditions that the Purchasers in good faith determines would be materially burdensome.

                    8.2 Condition to Sellers' Obligations: The obligation of Sequa, Chromalloy and ARC to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the Closing and in no event later than December 31, 1993, unless extended in writing by the mutual consent of the parties hereto in their respective sole and absolute discretion:

                           (a)   Truth of Representations Warranties: The
representations and warranties of Purchasers contained in this Agreement and Purchasers' Schedules shall be true, accurate, and complete in all material respects as of the date hereof and as of the Closing as if such representations and warranties have been made anew as of the Closing, except with respect to the effect of transactions contemplated or permitted by this Agreement, and Sellers shall have been given an officer's certificate from Purchasers to such effect.

                           (b)   Performance of Covenants: Purchasers shall
have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or satisfied by Purchasers on or prior to the Closing, and Purchasers shall have delivered all documents, certificates, and instruments required to be delivered by Purchasers under the terms of this Agreement, and Sellers shall have been given an officer's certificate to such effect.

                           (c)   Corporate Proceedings:   Purchasers shall
have taken all corporate and other proceedings to be taken by them in connection with the transactions contemplated by this Agreement.

                           (d)   No Restraints:   There shall not have been
issued and in effect any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated and no legal action or governmental investigation which might reasonably be expected to result in any such injunction or order shall be pending.

                           (e)   Permits and Approvals:   Any and all
permits, approvals and consents, other than under the H.S.R. Act, which was obtained on November 29, 1993, from any governmental authority or other person or entity required for the consummation of the transactions contemplated hereby shall have been obtained.

                    8.3    Condition Subsequent:   The consummation of the
purchase and sale of the ARC/UK Shares, the ARC/Canada Shares and the ARC/ISI Shares (other than the ARC/ISI Share held by Mr. Edward T.
Jones pursuant to Section 4.12 hereof) and the consummation of the First Closing shall be subject to the consummation of the purchase and sale of the PSG Shares and the consummation of the Second Closing occurring within twelve (12) hours after the First Closing.

                    8.4    Termination:

                           (a)   This Agreement may be terminated as follows:

                                 (1)    at any time prior to the Closing Date
by mutual consent of Sellers and Purchasers;

                                 (2)    by Purchasers, if there has been a
material breach or failure of or inaccuracy in a representation, warranty or covenant in this Agreement (including the Schedules and Exhibits), or any certificate, instrument or other document delivered pursuant thereto, of Sequa, Chromalloy or ARC;

                                 (3)    by Sellers, if there has been a
material breach or failure of or inaccuracy in a representation, warranty or covenant in this Agreement (including the Schedules and Exhibits), or any certificate, instrument or other document delivered pursuant thereto, of Purchasers;

                                 (4)    by the Sellers or by Purchasers if the
Closing Date shall not have occurred as provided in Section 5.2 hereof, for any reason other than the failure of such party to perform its obligations hereunder, a breach of or inaccuracy in a representation or warranty by such party or the failure to occur of a condition due to the act or omission of such party; or

                                 (5)    by either Purchasers or Sellers if the
conditions precedent referred to in Section 8.1 or Section 8.2 respectively hereof or if the condition subsequent referred to in
Section 8.3 hereof, have not for whatever reason, or no reason at all, been completed by December 31, 1993, provided that the rights specified in Section 8.4(c) hereof shall survive any such termination.

                           (b)   Any termination of this Agreement pursuant
to the provisions of Section 8.4(a)(2), (3) or (4) hereof shall be effected by the terminating party providing written notice of such termination to the other parties to this Agreement in accordance with the provisions of Section 10.5 hereof.

                           (c)   In the event that this Agreement is
terminated pursuant to the provisions of Section 8.4(a)(1) or Section 8.4(a)(4) hereof, Sellers, PSG and the Foreign Subsidiaries, shall have no obligation to Purchasers, and Purchasers shall have no obligation to Sellers, PSG or the Foreign Subsidiaries. If the Sellers or Purchasers shall terminate this Agreement pursuant to
Section 8.4(a)(2), Section 8.4(a)(3) or Section 8.4(a)(5) hereof the right of Purchasers or the Sellers, as the case may be, to pursue all legal remedies for breach of contract, including for breach of
Section 4.2 hereof, and for damages shall survive unimpaired. Notwithstanding the foregoing, upon any termination, the obligations of the parties set forth in Sections 4.8 through 4.10 hereof and the rights and obligations of the parties under the Confidentiality Agreement between CSC and Sequa dated August 16, 1993 and under any provision hereof that expressly states that it shall survive termination of this Agreement, shall survive and be binding upon and enforceable against the parties hereto, including by injunction or specific performance.

                    8.5 Risk of Loss: Risk of loss shall pass at 11:00 p.m. (Eastern Standard Time) on the Closing Date with respect to the Foreign Subsidiaries and at 11:59 p.m. (Eastern Standard Time) on the Closing Date with respect to PSG, and in no event whatsoever shall Purchasers be entitled to any proceeds of insurance in favor of either ARC, PSG, the Foreign Subsidiaries or Sequa in the event of any damage or destruction occurring prior to the Closing Date.

                                       ARTICLE IX

                                     Indemnification

                    9.1 Indemnification of Sellers: Purchasers hereby agree that they shall, and from and after the Closing shall cause PSG and the Foreign Subsidiaries to, jointly and severally indemnify, defend, and hold Sequa, Chromalloy, ARC, their parent corporations, subsidiaries and Affiliates and their respective officers, directors and employees (collectively, "Sellers Indemnitees"), harmless from and against, any and all claims, losses, actual damages and liabilities and any expenses paid to third parties, including, without limitation, amounts paid in settlement, reasonable out-of-pocket attorneys' fees, out-of-pocket costs of investigation and remediation, out-of-pocket costs of investigative, judicial or administrative proceedings or appeals therefrom, and costs of attachment or similar bonds (collectively "Losses") hereof, arising out of or resulting from any of the following:

                           (a)   the inaccuracy or falsehood of any
representation, or the breach of any warranty by Purchasers contained in this Agreement or the Other Agreements;

                           (b)   the breach or failure to perform by
Purchasers, and PSG and the Foreign Subsidiaries after the Closing, of any covenant contained in this Agreement or the Other
Agreements;

                           (c)   any failure by Purchasers, PSG or the
Foreign Subsidiaries on or after the date of the Closing: (i) to pay or satisfy, or to cause to be paid or satisfied by PSG or the Foreign Subsidiaries, any of the debts, obligations and liabilities of PSG and the Foreign Subsidiaries (other than the Excluded Liabilities) when due and payable; or (ii) to perform any other obligations required to be performed by Purchasers, PSG or the Foreign Subsidiaries pursuant to this Agreement or the Other Agreements;

                           (d)   the breach by Purchasers or failure of
Purchasers to perform their covenants under Section 6.7 hereof;

                           (e)   liability under WARN resulting from any act
or omission of Purchasers, or any act or omission of PSG after the Closing, regardless of whether such liability relates to employees who experienced an employment loss before or after the Closing; and

                           (f)   any use, generation, discharge or disposal
at any time after the Closing Date of Hazardous Materials by PSG or any of the Foreign Subsidiaries.

                    9.2 Indemnification of Purchasers: Sequa, Chromalloy and ARC hereby agree that they shall, jointly and severally, indemnify, defend and hold CSC, Enterprises, Consulting, Enterprises' or Consulting's parent corporations, Purchasers' subsidiaries and Affiliates (including after the Closing, PSG and the Foreign
Subsidiaries) and their respective officers, directors and employees (collectively, "Purchasers Indemnitees"), harmless from and against any Losses arising out of or resulting from any of the following:

                           (a)   except as to those matters covered by
Section 3.2(a), Section 3.2(1), or Section 3.2(s) hereof or as to those matters covered by Section 3.2(r)(3) or (4) hereof that relate to the collectibility of Receivables reflected on the Balance Sheet, any of which are addressed elsewhere in this Article IX, the inaccuracy or falsehood of any representation, or the breach of any warranty, by ARC, Chromalloy or Sequa contained in this Agreement, the Other Agreements or the Disclosure Package;

                           (b)   except as to those matters covered by
Section 6.7 hereof which are addressed elsewhere in this Article IX, the breach or failure to perform by ARC, Chromalloy or Sequa of any covenant contained in this Agreement or the Other Agreements;

                           (c)   any failure by ARC, Chromalloy or Sequa: (i)
to pay or satisfy, or to cause to be paid or satisfied, any of the Excluded Liabilities hereunder, when due and payable; or (ii) to perform any other obligations required to be performed by ARC, Chromalloy or Sequa pursuant to this Agreement and the Other
Agreements;

                           (d)   any claim related to the Excluded Assets;

                           (e)   any action, suit, litigation or claim,
whether or not disclosed on any Schedule to this Agreement, with respect to actions by or the operations of PSG or the Foreign Subsidiaries but only for that period of time occurring on or before the Closing Date, including without limitation the actual or alleged failure to comply with any laws, rules, regulations or ordinances or to qualify to do business in any jurisdiction, the actual or alleged infringement of any patent, trademark or copyright, or the failure to hold or to comply with any required permit, approval or qualification to do business, in each event to the extent that any amount thereof exceeds any amount that PSG or the Foreign
Subsidiaries have accrued on their books therefor prior to the Closing Date; except that nothing in this Section 9.2(e) shall require any indemnification as to: (i) any Losses associated with those claims for workers compensation or those claims for medical benefits for which PSG is responsible under Section 7.3 or Section
7.6 hereof, respectively, unless such Losses also are indemnifiable under Section 9.2(a) hereof as a result of the inaccuracy or falsehood of any representation or the breach of any warranty by Sellers; (ii) any action, suit, litigation or claim with respect to Sections 3.2(a), 3.2(h), 3.2(1), 3.2(s) to the extent it affects the collectibility of Closing Date Receivables, 3.2(z) and
9.5 hereof, in which case Sellers' indemnification obligations shall be as set forth elsewhere in this Agreement; or (iii) any Losses attributable to any action, suit, litigation or claim, whether or not disclosed on any schedule to this Agreement, with respect to actions by or operations of PSG or the Foreign Subsidiaries but only for that period of time occurring after the Closing Date;

                           (f)   liability under WARN resulting from any act
or omission of Sellers, or any act or omission of PSG prior to the Closing;

                           (g)   the failure of PSG, the Foreign Subsidiaries
or the Real Property or any activities thereon, to comply on or before the Closing Date with any then applicable Environmental
Requirements, including by way of illustration and not by way of limitation: (a) the Clean Air Act (42 U.S.C. section 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. section 300f et seq.), the Toxic Substances Control Act (15 U.S.C. section 2601 et seq.) the Endangered Species Act (16 U.S.C. section 1531 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C.. section 11001 et seq.), the Solid Waste Disposal and Resource Conservation and Recovery Acts
(42 U.S.C. section 6901 et seq.), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. section 9601 et seq.); (b) any regulations thereunder; and (c) analogous state and local provisions;

                           (h)   (1) the presence of any Hazardous Material
upon, above or beneath any real property that has been owned or occupied by any of Sellers, PSG or any of the Foreign Subsidiaries, or any Affiliate of any of them or any entity to which any of them is a successor (whether by operation of law, contract or otherwise), if the Hazardous Material was present at or prior to the Closing, except that Sellers shall not be responsible for indemnification under this provision to the extent that such Hazardous Material was present at the time that any of Sellers, PSG or any of the Foreign Subsidiaries, or any Affiliate or corporate predecessor of any of them first acquired or occupied such property; (2) the presence of any Hazardous Material elsewhere if such material was used, stored or generated by any of Sellers, PSG or any of the Foreign
Subsidiaries, or any Affiliate or corporate predecessor of any of them prior to the Closing Date; (3) any use, storage, generation.
discharge or disposal at any time after the Closing Date of Hazardous Materials by any of the Sellers or any Affiliate of any of the Sellers; and (4) without limitation, any Losses described in (1)
through (3) of this Section 9.2(h) relating to the operations at 5390 Cherokee Avenue, Fairfax County, Virginia; and

                           (i)   the inaccuracy, falsehood or breach of those
representations and warranties made under Section 3.2(1) hereof, the breach by Sellers or failure of Sellers to perform their covenants under Section 6.7 hereof, including the failure to pay any Taxes for which they are responsible under Section 6.7(a) hereof, and any liability of any of PSG and the Foreign Subsidiaries for Taxes of any of Sellers or any other member of an Affiliated Group other than any of PSG and the Foreign Subsidiaries: (i) under Treasury Regulation
Section 1.1502-6, or any similar provision of state, local or foreign law; (ii) as a transferee or successor; (iii) by contract; or (iv) otherwise.

                    9.3 Procedure for Claims: If any of Sequa, Chromalloy or ARC or CSC, Enterprises or Consulting (including, in any case, parent corporations, subsidiaries and Affiliates) (the "Claimant") desires to make a claim against any party obligated to provide indemnification to any of Sellers Indemnitees or Purchasers
Indemnitees under Section 9.1 or 9.2 hereof, respectively (any such party, the "Indemnitor"), with respect to any matter covered by such indemnification obligation, the procedures for making such claim shall be as follows:

                           (a)   Third Party Claims: If the claim is for
indemnification with respect to any action, suit, proceeding or demand at any time instituted or asserted against, or made upon, the Claimant by or on behalf of a third party (a "Third Party Claim"), the Claimant will give prompt written notice to the Indemnitor of the institution, assertion or making of the Third Party Claim, and the nature thereof. Upon such notice being given the claim specified herein shall be deemed to have been made for purposes of this Agreement. The Indemnitor shall, within ten (10) days after receipt of such notice, give written notice to the Claimant as to whether or not the Indemnitor accepts the responsibility to indemnify Claimant with respect to the Third Party Claim. If the Indemnitor accepts the responsibility to indemnify the Claimant with respect to the Third
Party Claim, the Claimant will then grant to the Indemnitor authority, and the Indemnitor will proceed, at its sole expense, to cure, defend, compromise or settle the Third Party Claim, in the name of the Claimant or otherwise; provided, however, that any such defense of the Third Party Claim shall be conducted by counsel reasonably satisfactory to the Claimant, and that the Indemnitor shall not enter into any final compromise or settlement of the Third Party Claim without the prior written consent of Claimant. If the Indemnitor denies the responsibility to indemnify the Claimant with respect to the Third Party Claim, or if the Indemnitor fails to respond in a timely manner to Claimant's notice of the Third Party
Claim or fails to proceed in a diligent and timely manner to cure, defend, compromise or settle a Third Party Claim for which it has accepted responsibility pursuant to the foregoing provisions, the Claimant may then proceed to cure, defend, compromise or settle such Third Party Claim as it shall in its sole discretion deem to be advisable, without prejudice to any right to indemnification Claimant may have against the Indemnitor with respect thereto, whether pursuant to this Agreement or otherwise, and in such event the liability of the Indemnitor to the Claimant for indemnification with respect to such Third Party Claim shall be determined by a final and nonappealable judgment entered by a court of competent jurisdiction, or by written consent of the Indemnitor.

                           (b)   Non-Third Party Claims: If the claim is for
indemnification with respect to a matter other than a Third Party
Claim, the Claimant will give prompt written notice to the Indemnitor of such claim, setting forth with reasonable particularity the basis, nature and dollar amount thereof. Upon such notice being given the claim specified therein shall be deemed to have been made for purposes of this Agreement. The Indemnitor shall, within thirty (30) days after receipt of such notice, give written notice to the Claimant as to whether or not the Indemnitor accepts the responsibility to indemnify Claimant with respect to such claim. If the Indemnitor accepts the responsibility to indemnify the Claimant with respect to such claim, the Indemnitor shall immediately pay to the Claimant the amount set forth in the notice thereof, with such payment to be made in immediately available funds, and upon actual receipt of such payment by the Claimant such claim shall be deemed to have been satisfied. If the Indemnitor denies the responsibility to indemnify the Claimant with respect to such claim, or if the Indemnitor fails to respond in a timely manner to notice of such claim, the liability of the Indemnitor to the Claimant for indemnification with respect to such claim shall be determined by arbitration as provided under Section 10.10 hereof

                    9.4    Certain Indemnification Limitations:
Notwithstanding the foregoing, neither Purchasers Indemnitees nor Sellers Indemnitees shall be entitled to indemnification from Sellers or Purchasers, respectively, pursuant to Sections 9.1 (a) through (e) hereof or Sections 9.2(a) through (h) hereof for any Losses covered thereunder until such time as the aggregate of all such Losses incurred by Purchasers Indemnitees or Sellers Indemnitees, respectively, exceed $350,000. From and after such time, Purchasers Indemnitees or Sellers Indemnitees, respectively, shall be entitled to indemnification pursuant to Sections 9.1 or 9.2 hereof for all Losses covered thereunder (other than such first $350,000 of Losses). Notwithstanding the foregoing, Purchasers Indemnitees shall be entitled to any indemnification from Sellers pursuant to Section 9.2(i) hereof to the extent of any and all Losses covered thereunder without regard to such threshold. In no event whatsoever shall the total indemnification obligations hereunder exceed the Aggregate Purchase Price plus or minus the Cash Settlement Adjustment.





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
                    9.5    Customer Contracts/Receivables Indemnification:

                           (a)   Sequa, Chromalloy and ARC hereby agree that
they shall, jointly and severally, indemnify, protect and make
Purchasers, PSG and the Foreign Subsidiaries whole from and against the inability to collect Closing Date Receivables as a result of:

                                 (1)    the inaccuracy or falsehood of any
representation, or the breach of any warranty, by ARC, Chromalloy or Sequa contained in Section 3.2(a) hereof or Schedule 3.2(a) of the Disclosure Package or in Section 3.2(r)(3) or (4) hereof or in
Schedule 3.2(r) of the Disclosure Package that relates to the collectibility of Receivables reflected on the Balance Sheet (any such inaccuracy, falsehood or breach, a "Receivables Breach");

                                 (2)    the inaccuracy or falsehood of any
representation, or the breach of any warranty, by ARC, Chromalloy or Sequa contained in Section 3.2(s) hereof or Schedule 3.2(s) of the Disclosure Package to the extent that the effect of such is upon the collectability of Closing Date Receivables, (any such inaccuracy, falsehood or breach, a "Disallowance Event"); or

                                 (3)    incurrence by PSG or the Foreign
Subsidiaries prior to the Closing Date of costs after written notice has been received by PSG or the Foreign Subsidiaries by a U.S. Government or Foreign Government contracting officer to discontinue the work, but only to the extent the Uncollectible Receivables relate to costs incurred after such written notice is received and then, only prior to the Closing Date (a "Disallowance Event").

                           (b)   Notwithstanding the foregoing, Purchasers,
PSG and the Foreign Subsidiaries shall not be entitled to indemnification and payment from Sellers pursuant to Section 9.5(a) hereof for the failure to collect any Closing Date Receivables as a result of any Receivables Breach or Disallowance Event until the aggregate amount of all Uncollectible Receivables exceeds $3,417,068
(the "Receivables Allowance"). If the aggregate amount of Uncollectible Receivables exceeds the Receivables Allowance as a result of either a Receivables Breach or Disallowance Event, then
Purchasers, PSG and the Foreign Subsidiaries shall be entitled to indemnification and payment pursuant to Section 9.5(a) hereof for all Uncollectible Receivables covered thereunder other than such first $3,417,068 of Uncollectible Receivables.

                           (c)   In the event that any of the Purchasers, PSG
or any of the Foreign Subsidiaries invoke their or its rights to be indemnified and paid for and recover the amount of any Uncollectible Receivables by and from Sellers, the following procedures shall be used:




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
                                 (1)    Purchasers shall deliver a notice to
Sellers (a "Receivables Notice") not later than thirty (30) days after each second quarter-end and each year-end after the Closing
Date, which shall: (i) identify the Receivables Breach and/or the Disallowance Event(s) giving rise to such Uncollectible Receivables;
(ii) state the amount of the Uncollectible Receivables for which payment is being sought; (iii) identify the accounts receivable to which the Receivables Breach and/or the Disallowance Event(s) relate;
and (iv) identify whether the Uncollectible Receivables for which payment is sought is to be paid to Purchasers, PSG or the Foreign
Subsidiaries.

                                 (2)    Within thirty (30) days from the date
the Receivables Notice is given, Sellers may deliver to Purchasers a written notice contesting all or any portion of the Uncollectible Receivables for which payment is sought and setting forth the grounds for such objection. If Sellers do not contest all or any portion of the Uncollectible Receivables, Sellers shall pay to Purchasers, PSG or the Foreign Subsidiaries, as identified in the Receivables Notice, in immediately available funds on or prior to the last day of such thirty (30) day period, the amount of Uncollectible Receivables which Sellers do not contest, to the extent that the amount of such Uncollectible Receivables and all Uncollectible Receivables exceeds or has exceeded the Receivables Allowance.

                                 (3)    If Sellers contest all or any portion
of the Uncollectible Receivables identified in any Receivables
Notice, Purchasers may at any time after thirty (30) days from the date such Receivables Notice was given pursue payment of the Uncollectible Receivables identified in such Receivables Notice pursuant to the procedures set forth in Section 10.10 hereof, without regard to paragraph (a) thereof. Sellers shall within thirty (30) days following the date that any Uncollectible Receivables are determined pursuant to such procedures in Section 10.10 hereof to be payable, pay to Purchasers, PSG or the Foreign Subsidiaries, as identified in the Receivables Notice, in immediately available funds, the amount of the Uncollectible Receivables determined to be payable, together with interest thereon at the Applicable Rate from the date that the Receivables Notice was given until the day before such amount is paid.

                           (d)   With respect to any Closing Date Receivables
for which Sellers have made payment to Purchasers, Purchasers shall within fifteen (15) business days of such payment assign all of their rights in such Uncollectible Receivable to Sellers.

                    9.6    Indemnification Limitation on Real Estate:
Notwithstanding anything contained herein to the contrary, if there is any defect or deficiency in title to the Owned Real Estate or Sterling Real Estate and such real property is the subject of title insurance, Sellers shall have no liability to Purchasers whatsoever on account of any representation or warranty contained herein with
respect to title to such real property   or any deficiency therein
to the extent that such title insurance insures Purchasers or their assignee against such defect or deficiency in title.

                    9.7 Indemnification Based Upon Net Damage: The duty and obligation of either Sellers or Purchasers to provide indemnification hereunder shall be limited to the net amount of any Losses actually sustained and/or paid. In determining the net amount of Losses, the actual amount of Losses shall be reduced by the aggregate value of any assets, properties and rights,. including without limitation, proceeds of insurance, claims, cross-claims, counterclaim and the like which are reasonably available to the Claimant, and federal or state income or franchise tax benefits or reasonably expected to be realized by such party as a direct result of the event giving rise to the claim for indemnification.
In addition, in determining the net amount of such Losses for which indemnification is required, the amount of indemnification shall be increased to include any federal or state or franchise tax liability incurred or reasonably expected to be incurred by a party as a direct result of such indemnification. If any tax benefit expected to be is in fact not realized, or any tax liability expected to be incurred is not in fact incurred, then an adjustment shall be made to compensate the other party.

                    9.8 Manner of Indemnification: All indemnification by the Purchasers and Sellers hereunder shall be effected by payment of cash or delivery of a certified or official bank check in the amount of the indemnification liability.

                    9.9    Limitation Period:

                           (a)   Notwithstanding the foregoing, any claim for
indemnification under Sections 9.1 or 9.2 hereof must be asserted in writing by the Claimant, stating the nature of the Losses and the basis for indemnification therefor:

                                 (1)    prior to the expiration of the
representation or warranty that gives rise to such claim in the case of a claim under Section 9.1(a) or 9.2(a) hereof;

                                 (2)    within twelve (12) months of the
Claimant learning of the failure of the party to perform the required action that gives rise to a claim under Section 9.1 (b) or (c) hereof or under Section 9.2(b), (c) or (d) hereof, and

                                 (3)    within thirty (30) days after
expiration of the applicable statute of limitation, as such has been or may be extended, with respect to the act, omission or condition that gives rise to such claim in the case of a claim under Section 9.1(d), (e) or (f) hereof or under Section 9.2(e), (f), (g), (h) or
(i) hereof.
                                           59

                           (b)   if so asserted in writing prior to the
applicable expiration date, such claims for indemnification shall survive until resolved by mutual agreement between the Indemnitor and the Claimant or by the procedures set forth in this Agreement. Any claim for indemnification not so asserted in writing prior to the applicable expiration date shall not thereafter be asserted.

                                        ARTICLE X

                                      Miscellaneous

                  10.1     Cooperation:   Purchasers, Sellers, PSG and the
Foreign Subsidiaries will each cooperate with the other, at the other's request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, disputes with other persons or governmental inquiries or investigations involving Sellers' or Purchasers' conduct of the businesses or the transactions contemplated hereby and in connection with the preparation of any Tax Returns. Subsequent to Closing, Purchasers agree, at no cost or expense to Sellers, to cause PSG's and the Foreign Subsidiaries' employees to complete all accounting entries, such as sales, cash application, journals and the like, to close out all business through the close of business on the Closing
Date as well as preparation of closing entries to record all adjustments, including physical inventory, to adjust the ledger to the final statement. Purchasers will also direct PSG's and the Foreign Subsidiaries' employees to complete year-end tax packets and the like for Sellers.

                  10.2     Severability:   If any provision of this
Agreement shall be finally determined to be unlawful or unenforceable, then such provision shall be deemed to be null and void and to be severed from this Agreement, and every other provision of this Agreement shall remain in full force and effect.

                  10.3     Expenses:   Except as otherwise provided in
Section 10.4 hereof, each party will bear its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, whether or not such transactions shall be consummated. Purchasers will be solely responsible for payment of any and all fees and premiums payable in respect of any title insurance policy to be obtained by Purchasers. The fees charged by the second firm of certified public accountants if any, retained pursuant to Section 2.6(d)(2) hereof shall be paid by the non-prevailing party.

                  10.4     Transfer and Property Taxes:   ARC shall bear any
and all transfer taxes or recordation fees, if any, which may result from the transfer of the Sterling Real Estate to PSG pursuant to
Section 4.11(a)(1) hereof.




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
                  10.5 Notices: All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three (3) days after deposit in the United States mail, registered or certified, return receipt requested, with postage prepaid and addressed to the party to receive same as follows:

If to either of the Purchasers:               Computer Sciences Corporation
                                              2100 East Grand Avenue
                                              El Segundo, CA 90245

Attention:                                    Lawrence Parkus
Telephone:                                    (310) 615-1717
Telecopier:                                   (310) 322-9767

With a copy to:                               Computer Sciences Corporation
                                              2100 East Grand Avenue
                                              El Segundo, CA 90245

Attention:                                    Mr. Hayward D. Fisk, Esq.
Telephone:                                    (310) 615-1770
Telecopier:                                   (310) 322-9767

and with a copy to:                           Gibson, Dunn & Crutcher
                                              1050 Connecticut Avenue, N.W.
                                              Washington, DC 20549

Attention:                                    John F. Olson
Telephone:                                    (202) 955-8522
Telecopier:                                   (202) 467-0539

If to ARC:                                    Atlantic Research Corporation
                                              1577 Spring Hill Road
                                              Vienna, VA 22182

Attention:                                    Carlyle C. Ring
Telephone:                                    (703) 448-2910
Telecopier:                                   (703) 448-2954

If to Sequa:                                  Sequa Corporation
                                              200 Park Avenue
                                              New York, NY 10166

Attention:
Telecopier:                                   Secretary
                                              (212) 370-1969
and with a copy to:                           Sequa Corporation
                                              120 South Central Avenue,
                                              Suite 1507
                                              St. Louis, MO 63105

Attention:                                    John J. Dowling, III
Telephone:                                    (314) 862-7971
Telecopier:                                   (314) 862-6144

provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then any subsequent notice shall be addressed to such party at the last address so designated.

              10.6      Assignment:   This Agreement shall be binding upon
and inure to the benefit of the successors of each of the parties hereto, but except as provided in the following sentence shall not be assignable by either party without the prior written consent of the other party. CSC may assign its right to purchase the ARC/Canada and/or the ARC/ISI Shares to a direct or indirect wholly owned subsidiary of CSC and may assign to an individual employed by it the right to purchase the ARC/ISI shares currently held by individuals, but no such assignment shall relieve CSC from its obligations, representations, warranties, indemnities or covenants under this Agreement.

              10.7      No Third Parties:   Except as otherwise expressly
provided herein, this Agreement is not intended to, and shall not, create any rights in or confer any benefit upon any person other than the parties hereto. The assumption of any liability or obligation by Sellers or Purchasers pursuant to this Agreement and the exclusion of any liability or obligation hereunder shall have effect and shall create enforceable rights only as between the parties to this Agreement, and is not intended to and shall not be enforceable by, create any rights of whatever nature in, or confer any benefit upon any person other than the parties to this Agreement.

                10.8 Incorporation by Reference: The Exhibits, Appendices and Annexes to this Agreement and the Disclosure Package and Schedules referred to or included herein and therein constitute integral parts of this Agreement and are hereby incorporated into this Agreement by this reference.

                10.9    Governing Law:   This Agreement will be governed
by and construed in accordance with the internal substantive laws of the State of New York, applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof

                10.10    Dispute Resolution:

                        (a) With respect to any dispute between the parties relating in any way to this Agreement or the rights and obligations of the parties hereunder, a party shall first give notice as provided in Section 10.5 hereof to the other party of the nature of the dispute setting forth in reasonable detail the facts and circumstances and the basis for its claim. The promptly endeavor in good faith to resolve the dispute.

                        (b) In the event that within twenty (20) business days after notice of a dispute is given a resolution is not reached under paragraph (a) above, the dispute shall, at the written request of any party involved in the dispute, be submitted for consideration to an executive officer of CSC and an executive officer of Sequa for resolution (hereinafter, the "Mediators"). Until notice is otherwise given by CSC, Lawrence Parkus shall serve as the Mediator designated by CSC for such purpose. Until notice is otherwise given by Sequa, John J. Dowling, III shall serve as the Mediator designated by Sequa for such purpose. On a date selected by the Mediators, which date shall not be later than ten (10) business days after the date from which they have both received such notice, the Mediators shall meet at PSG's home office or at such other location agreed upon by the Mediators, and each interested party shall have up to one hour to present to the Mediators information relating to the dispute. Within ten (10) business days after such date, the Mediators shall confer and propose a resolution of the dispute. If the Mediators are unable to agree upon a resolution of the dispute, then such dispute shall be settled by binding arbitration to be held in Washington, D.C., in accordance with the Expedited Procedures of the Commercial
Arbitration Rules of the American Arbitration Association (the
"Arbitration Rules"). Nothing presented to the designated executive officers, nor the fact of such presentation, shall preclude the full review of such dispute, and of any incidental matters, in such arbitration proceedings. In addition, however, the Arbitrator may require the parties to produce documents, exhibits, witnesses or other evidence and the failure of a party to produce such evidence may be considered adversely to the party so failing to produce the evidence. Notwithstanding the foregoing, nothing in this Agreement shall preclude any party from seeking injunctive relief from a court with regard to any breach of this Agreement.

                          (c)   The arbitration shall be held before a panel
of one arbitrator selected by the parties who need not be on any panel of the AAA and who is knowledgeable and experienced in the field that is the subject of the dispute (including without limitation in the filed of government contract procedures if the subject involves a government contract) and is mutually agreeable to the parties. In the event that the parties are unable to agree upon an arbitrator within thirty (30) days after the request for arbitration, such arbitrator shall be designated by the American
Arbitration Association in accordance with the Arbitration Rules upon the request of any party hereto.

                                 (d) An arbitration may be commenced by any
party to this Agreement by the service of a written Request for Arbitration upon the other affected parties. Such Request for Arbitration shall summarize the controversy or claim to be arbitrated, and shall be referred by the complaining party to the American Arbitration Association ten (10) days following such service or thereafter. No Request for Arbitration shall be valid if it relates to a claim, dispute, disagreement or controversy that would have been time barred under the applicable statute of limitations had such claim, dispute, disagreement or controversy been submitted to the appropriate court in the State of New York.

                                (e) The arbitrator shall render his award
within thirty (30) days after the date of closing the oral hearings or, if oral hearings have been waived, within thirty (30) days after the date the final statements and proofs are transmitted to the arbitrator. The parties hereby agree to be bound by the decision of the arbitrator, which shall be final and unappealable. The party or parties against whom the arbitration decision is made shall bear all fees and expenses of the arbitrator and of the prevailing party in such arbitration (including fees and expenses of counsel). Judgment upon any award of the arbitrator (including an award of equitable relief) may be entered in any court having jurisdiction or an application may be made to such court for the judicial acceptance of the award and an order of enforcement. Should any party hereto fail to appear or be represented at the arbitration proceedings after due notice in accordance with the Arbitration Rules, then the arbitrator may nevertheless render a decision in the absence of that party, such a decision shall have the same force and effect as if the absent party had been present.

                                (f) It is intended that controversies or
claims submitted to arbitration under this Section shall remain confidential, and to that end it is agreed by the parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any persons concerning them, shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

                   10.11   Counterparts: Two counterparts of this
Agreement will be executed by the parties hereto, and each fully executed counterpart shall be deemed an original without production of the other.

                   10.12 Complete Agreement: This Agreement including the Confidentiality Agreement between CSC and Sequa dated August 16, 1993 sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior letters of intent, agreements, covenants. arrangements, communications, representations, or warranties, whether oral or written, by any officer, employee, or representative of either parry relating thereto. Without limiting the foregoing, the offer letter of CSC dated November 4, 1993, as subsequently orally modified as to price, the term of the exclusive negotiations. and other understandings, is hereby superceded

                   10.13 Release of News Information: Except as may be required by law, neither party shall, without the prior written consent of the other, make any news release or public announcement concerning the execution or performance of this Agreement.

                   10.14 Waiver: Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

      IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by their respective authorized officers, as of the date first above written.

ATTEST:                        COMPUTER SCIENCES CORPORATION

By:                            By:
Title:                         Title:


ATTEST:                        CSC DOMESTIC ENTERPRISES, INC.

By:                            By:
Title:                         Title:


ATTEST:                        CSC CONSULTING LTD

By:                            By:
Title:                         Title:


ATTEST:                        SEQUA CORPORATION

By:.                           By:
Title:                         Title:

ATTEST:                        CHROMALLOY GAS TURBINE
                               CORPORATION

By:                            By:
Title:                         Title:

ATTEST:                        ATLANTIC RESEARCH CORPORATION

By:                            By:
Title:                         Title:

ATTEST:                        ARC PROFESSIONAL SERVICES
                               GROUP, INC.

By:                            By:
Title:                         Title:

ATTEST:                        ATLANTIC RESEARCH CORPORATION
                               UK LIMITED

By:                            By:
Title:                         Title:

ATTEST:                        ATLANTIC RESEARCH CANADA INC.

By:                            BY
Title:                         Title:

ATTEST:                        ARC INTEROPERABILITY SYSTEMS
                               INTERNATIONAL S.A.

By:                            By:
Title:                         Title:

ATTEST:                        SEQUA LIMITED

By:                            By:
Title:                         Title:

ATTEST:                        WARWICK INTERNATIONAL GROUP
                               LIMITED

By:                            By:
Title:                         Title:

ATTEST:                        LADLEBASE LIMITED

By:                            By:
Title:                         Title:

                                       APPENDIX A

                                   CERTAIN DEFINITIONS


             The following terms have the meanings set forth below where used in the Agreement.

Act:                                    The Securities Act of 1933, as
                                        amended.

Affiliate:                              With respect to a specified person,
                                        any other person which directly, or
                                        indirectly through one or more
                                        intermediaries, controls or is
                                        controlled by, or is under common
                                        control with, the person specified.

Affiliated Group:                       Any member of the group consisting of
                                        PSG, the Foreign Subsidiaries, and
                                        any affiliated group within the
                                        meaning of Code Section 1504 (or any
                                        similar group defined under a similar
                                        provision of state, local or foreign
                                        law) or combined or unitary group, of
                                        which any of PSG and the Foreign
                                        Subsidiaries was a member at any
                                        time.

Aggregate Purchase                      As defined in Section 2.1(b) of the
Price:                                  Agreement.

Agreement:                              The Stock Purchase Agreement dated on
                                        even date herewith by and among,
                                        Purchasers, Sellers, Sequa Ltd.,
                                        Ladlebase, Warwick, PSG and the
                                        Foreign Subsidiaries.

Applicable Rate:                        The prime lending rate of interest
                                        announced by The Bank of New York,
                                        New York from time to time during the
                                        period for which interest is required
                                        to be paid pursuant to the Agreement.

ARC:                                    Atlantic Research Corporation, a
                                        Delaware corporation.

ARC/Canada:                             Atlantic Research Canada Inc.

ARC/ISI:                                ARC Interoperability Systems
                                        International S.A.

ARC/UK:                                 Atlantic Research Corporation UK
                                        Limited.

ARC/Canada Shares:                      As defined in the Recitals of the
                                        Agreement.

ARC/ISI Shares:                         As defined in the Recitals of the
                                        Agreement.

ARC/UK Shares:                          As defined in the Recitals of the
                                        Agreement.

Arbitration Rules:                      As defined in Section 10.10(b) of the
                                        Agreement.

Balance Sheet:                          As defined in Section 3.2(r) of the
                                        Agreement.

Bid: Any bid, proposal or quotation made by PSG, or by a contractor team or joint venture in which PSG is participating, that, if accepted, would lead to a Government Prime Contract or a Government Subcontract.

Canada Price:                           As defined in Section 2.1(a)(2) of
                                        the Agreement.

Cash Settlement                         As defined in Section 2.4 of the
Adjustment:                             Agreement.

Cash Settlement                         As defined in Section 2.4(a) of the
Statement:                              Agreement.

Chromalloy:                             Chromalloy Gas Turbine Corporation, a
                                        Delaware corporation.

Claimant:                               As defined in Section 9.3 of the
                                        Agreement.

Closing:                                As defined in Section 5.1 of the
                                        Agreement.

Closing Date:                           As defined in Section 5.2 of the
                                        Agreement.

Closing Date                            Any billed or unbilled accounts
Receivables:                            receivables accrued by PSG or any of
                                        the Foreign Subsidiaries on or prior
                                        to the Closing Date.

Code:                                   The Internal Revenue Code of 1986, as
                                        amended.

Confidential                            As defined in Section 4.8 of the
Information:                            Agreement.

Confidentiality                         The Confidentiality Agreement
Agreement:                              between CSC and Sequa, dated August
                                        16, 1993.

Consulting:                             CSC Consulting Ltd, a corporation
                                        incorporated in the United Kingdom.

Contracting Affiliate:                  With respect to a specified person,
                                        any subsidiary, joint venture or
                                        partnership controlled by the
                                        specified person and any predecessors
                                        to the foregoing which had a
                                        Government Contract (during the
                                        period when the predecessor was under
                                        the control of the specified person)
                                        which remains subject to possible
                                        government audit.

Contracts:                              As defined in Section 3.2(h)(2) of
                                        the Agreement.

CSC:                                    Computer Sciences Corporation, a
                                        Nevada corporation.

Default: An occurrence which constitutes a breach or default or event of default under a contract, order, or other commitment, or that would constitute a breach or default or event of default after expiration of any grace period provided without cure.

Disallowance Event:                     As defined in Section 9.5(a)(2) and
                                        9.5(a)(3) of the Agreement.

Disclosure Package:                     As defined in Section 3.2 of the
                                        Agreement.

Employees:                              As defined in Section 7.1 of the
                                        Agreement.

Encumbrance:                            Any encumbrance or lien, including,
                                        without limitation, any mortgage,
                                        judgment lien, security interest,
                                        encroachment, easement, or other
                                        restriction.

Enterprises:                            CSC Domestic Enterprises, Inc., a
                                        Nevada corporation.

Environmental                           All applicable statutes,
Requirements:                           regulations, rules, ordinances,
                                        codes, licenses, permits, orders,
                                        authorizations and similar items of
                                        all governmental agencies,
                                        departments, commissions, boards,
                                        bureaus or instrumentalities of any
                                        government, domestic or foreign,
                                        having jurisdiction, all applicable
                                        judicial and administrative and
                                        regulatory notices, writs,
                                        injunctions, orders, decrees, and
                                        judgments, and au covenants running
                                        with the land, that relate to the
                                        protection of health or the
                                        environment.

ERISA:                                  The Employee Retirement Income
                                        Security Act of 1974, as amended.

ERISA Affiliate:                        A corporation which is a member of a
                                        controlled group of corporations with
                                        the Sellers within the meaning of
                                        Code Section 414(b), a trade or
                                        business (including a sole
                                        proprietorship, partnership, trust,
                                        estate or corporation) which is under
                                        common control with the Sellers
                                        within the meaning of Code Section
                                        414(c), or a member of an affiliated
                                        service group with the Sellers within
                                        the meaning of Code Sections 414(m)
                                        or (o).

ERISA Plans:                            As defined in Section 3.2(i)(2) of
                                        the Agreement.

Estimated Purchase                      As defined in Section 2.5 of the
Price:                                  Agreement.

Estimated PSG Price:                    As defined in Section 2.1(a)(3) of
                                        the Agreement.

Excluded Assets:                        As defined in Section 2.2 of the
                                        Agreement.

Excluded Liabilities:                   As defined in Section 2.3 of the
                                        Agreement.

FTC:                                    As defined in Section 4.6 of the
                                        Agreement.

First Closing:                          As defined in Section 5.2 of the
                                        Agreement.

Foreign Government:                     As defined in Section 3.2(s) of the
                                        Agreement.


Foreign Government                      As defined in Section 3.2(s) of the
Contract:                               Agreement.

Foreign Subsidiaries:                   As defined in the Preamble of the
                                        Agreement.

Government Contract:                    Any Government Prime Contract,
                                        Government Subcontract, Bid or
                                        Teaming Agreement.

Government Prime                        Any prime contract, basic ordering
Contract:                               agreement, letter contract, purchase
                                        order, delivery order, change,
                                        arrangement or other commitment of
                                        any kind, on which final payment has
                                        not been made, between PSG and either
                                        the U.S. Government or a State
                                        Government.

Goverment                               Any subcontract, basic ordering
Subcontract:                            agreement, letter subcontract,
                                        purchase order, delivery order,
                                        change, arrangement or other
                                        commitment of any kdnd, on which
                                        final payment has not been made,
                                        between PSG and any prime contractor
                                        to either the U.S. Government or a
                                        State Government or any subcontractor
                                        with respect to a Government Prime
                                        Contract.

401(k) Plan:                            As defined in Section 7.2 of the
                                        Agreement.

H.S.R. Act:                             As defined in Section 4.6 of the
                                        Agreement.

Hazardous Material:                     Any substance the presence of which
                                        requires investigation or remediation
                                        under any federal, state or local
                                        statute, regulation, ordinance,
                                        order, formal action or formal
                                        policy, or which is or becomes
                                        defined as a "hazardous waste",
                                        "hazardous substance," pollutant or
                                        contaminant under any federal, state
                                        or local statute, regulation, rule or
                                        ordinance or amendments thereto.

Indenmitor:                             As defined in Section 9.3 of the
                                        Agreement.

IRS:                                    As defined in Section 3.2(3)(iii) of
                                        the Agreement.


ISI Price:                              As defined in Section 2.1 (a)(2) of
                                        the Agreement.

Joint Ventures:                         As defined in Section 3.1(1) of the
                                        Agreement.

Justice:                                As defined in Section 4.6 of the
                                        Agreement.

Knowledge:                              As defined in Section 1.3 of the
                                        Agreement.

Ladlebase:                              Ladlebase Limited, a corporation
                                        incorporated in the United Kingdom.

Leased Property:                        As defined in Section 3.2(e) of the
                                        Agreement.

Leased Real Property:                   As defined in Section 3.2(d) of the
                                        Agreement.

Leased Vehicles:                        As defined in Section 3.2(e) of the
                                        Agreement.

Losses:                                 As defined in Section 9.1 of the
                                        Agreement.

Mediators:                              As defined in Section 10.10(b) of the
                                        Agreement.

Multiemployer Plan:                     A plan as defined in ERISA Section
                                        3(37) to which the Sellers or any
                                        ERISA Affiliate has an obligation
                                        to contribute.

Other Agreements:                       As defined in Section 3.1(b) of the
                                        Agreement.

Ownership:                              Such ownership as confers upon the
                                        person having it good and marketable
                                        title to the thing or right owned,
                                        free and clear of any and all
                                        Encumbrances except Permitted
                                        Encumbrances.

Owned Real Estate:                      As defined in Section 3.2(c) of the
                                        Agreement.

PBGC:                                   The Pension Benefit Guaranty
                                        Corporation.

Parachute Payment:                      As defined in Section 3.2(i)(1) of
                                        the Agreement.

Pension Plan:                           Any employee pension benefit plan as
                                        defined in ERISA Section 3(2) which
                                        is established or maintained by the
                                        Sellers or any ERISA Affililate while
                                        an ERISA Affiliate.

Personal Property:                      As defined in Section 3.2(e) of the
                                        Agreement.

Plan:                                   Any Pension Plan and any Welfare
                                        Plan.

PSG:                                    As defined in the Preamble of the
                                        Agreement.

PSG Shares:                             As defined in the Recitals of the
                                        Agreement.

Parties:                                As defined in Section 1.2 of the
                                        Agreement.

Person:                                 As defined in Section 1.2 of the
                                        Agreement.

Permitted                               Encumbrances disclosed in any of the
Encumbrances:                           schedules to the Disclosure Package
                                        or otherwise specified in the
                                        Agreement.

Preliminary Cash                        As defined in Section 2.5 of the
Settlement Adjustment:                  Agreement.

Purchasers:                             As defined in the Preamble of the
                                        Agreement.

Purhasers Indemnitees:                  As defined in Section 9.2  of  the
                                        Agreement.

Real Property:                          As defined in Section 3.2(z)(1) of
                                        the Agreement.

Receivables:                            As defined in Section 3.2(a) of the
                                        Agreement.

Receivables Allowance:                  As defined in Section 9.5(b) of the
                                        Agreement.

Receivables Breach:                     As defined in Section 9.5(a)(1) of
                                        the Agreement.


Receivables Notice:                     As defined in Section 9.5(c)(1) of
                                        the Agreement.

Second Closing:                         As defined in Section 5.2 of the
                                        Agreement.

Sellers:                                As defined in the Introductory
                                        Paragraph to the Agreement.

Sellers Indemnitees:                    As defined in Section 9.1 of the
                                        Agreement.

Sequa:                                  Sequa Corporation, a Delaware
                                        corporation.

Sequa Ltd.:                             As defined in the Recitals of the
                                        Agreement.

State Government:                       Any state, territory or possession of
                                        the United States or any department
                                        or agency of any of the above with
                                        statewide jurisdiction and
                                        responsibility.

Sterling Real Estate:                   As defined in Section 4.1 1 (a) of
                                        the Agreement.

Straddle Period:                        Any taxable period of any Foreign
                                        Subsidiary relating to income taxes
                                        that includes, but does not end on,
                                        the Closing Date.

Tax or Taxes:                           Any federal, state, local, or foreign
                                        income, gross receipts, license,
                                        payroll, employment, excise,
                                        severance, stamp, occupation,
                                        premium, windfall profits,
                                        environmental (including tax under
                                        Code Section 59(A), customs duties,
                                        capital stock, franchise, profits,
                                        withholding, social security (or
                                        similar), unemployment, disability,
                                        real property, personal property,
                                        sales, use, transfer, registration,
                                        value added, alternative or add-on
                                        minimum, estimated, or other tax of
                                        any kind whatsoever, including any
                                        interest, penalty, or addition
                                        thereto, whether disputed or not,




                                        payable directly or pursuant to any
                                        tax sharing or tax indemnification
                                        agreement or arrangement.

Tax Return:                             Any return, declaration, report,
                                        claim for refund, or information
                                        return or statement relating to
                                        Taxes, whether foreign, federal,
                                        state or local, including any
                                        schedule or attachment thereto, and
                                        including any amendment thereof

Teaming Agreement:                      This has the same meaning as the
                                        term, "Contractor team arrangement,"
                                        as defined in Federal Acquisition
                                        Regulation ("FAR")9.601.

Third Party Claim:                      As defined in Section 9.3(a) of the
                                        Agreement.

UK Price:                               As defined in Section 2.1(a)(1) of
                                        the Agreement.


Uncollectible                           The amount of any Closing Date
Receivables:                            Receivables that is not collectible
                                        as a result of a Receivables Breach
                                        or a Disallowance Event relating to
                                        such receivables.

U.S. Government:                        The United States Government or any
                                        department, agency, instrumentality
                                        or corporation thereof.

WARN:                                   As defined in Section 3.2(u)(3) of
                                        the Agreement.

Welfare Plan:                           Any employee welfare benefit plan as
                                        defined in ERISA Section 3(1) which
                                        is established or maintained by the
                                        Sellers or any ERISA Affiliate while
                                        an ERISA Affiliate.

                                                                  Annex 1
                                                                  Page 1 of 7


                                               30 December 1993


Computer Sciences Corporation
CSC Domestic Enterprises, Inc.
CSC Consulting Ltd
3160 Fairview Park Drive
Falls Church, VA 22042

Re:     Purchase of PSG.  ARC/UK, ARC/Canada and ARC/ISI

Ladies and Gentlemen:

        Carlyle C. Ring, Jr. is Vice President and General Counsel of Atlantic Research Corporation and John J. Dowling, III is the Senior Associate General Counsel of Sequa Corporation, a Delaware corporation. This opinion is being rendered to you in connection with the purchase, pursuant to the terms of that certain Stock Purchase Agreement (the "Agreement") dated December 30, 1993 by and among Computer Sciences Corporation, a Nevada corporation ("CSC"), CSC Domestic Enterprises, Inc., a Nevada corporation, ("Enterprises"), CSC Consulting Ltd, a corporation incorporated under the laws of the United Kingdom ("Consulting") (CSC, Enterprises and Consulting are sometimes collectively referred to herein as "Purchasers"), Sequa Corporation, a Delaware corporation ("Sequa"), Chromalloy Gas Turbine Corporation, a Delaware corporation ("Chromalloy"), Atlantic Research Corporation, a Delaware corporation ("ARC") (Sequa, Chromalloy and ARC are sometimes collectively referred to herein as "Sellers"), Sequa Limited, a corporation incorporated under the laws of the United Kingdom ("Sequa Ltd."), Warwick Group International Limited, a corporation incorporated under the laws of the United Kingdom ("Warwick"), Ladlebase Limited, a corporation incorporated under the laws of the United Kingdom ("Ladlebase"), ARC Professional Services Group, Inc. ("PSG"), Atlantic Research Corporation UK Limited ("ARC/UK"), Atlantic Research Canada Inc. ("ARC/Canada") and ARC Interoperability Systems International S.A. ("ARC/ISI") ("ARC/Canada, Arc/ISI and ARC/UK are hereinafter collectively referred to as the Foreign Subsidiaries").

        This opinion is being rendered pursuant to Section 5.3A(d)(1) of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided in the Agreement.

        In rendering this opinion, we have examined originals or copies, certified or otherwise identified to my satisfaction as being true copies, of the following documents and instruments:

                                                                 Annex 1
                                                                 Page 2 of 7


Computer Sciences Corporation
CSC Domestic Enterprises, Inc.
CSC Consulting Ltd
30 December 1993
Page 2

               (a)   the Agreement;

               (b) certificates of even date herewith of the corporate secretary of ARC, PSG, ARC/UK, ARC/Canada, ARC/ISI, Sequa and Chromalloy (collectively referred to as "Companies") as to corporate resolutions in respect of the Agreement and the transactions contemplated thereby, incumbencies of certain officers and a copy of the Articles and/or Restated Articles of Incorporation and By Laws of the Companies in effect on the date hereof;

               (c)   the corporate records of the Companies;

               (d) certificates of recent date of the Secretary of State of the State of Delaware, Maryland, U.K. Register of Companies, Canada Controller of Records, Director of Commerce in Greece, as to the legal existence and good standing of each of the Companies under the laws of the jurisdiction of incorporation; and

               (e) letter dated November 29, 1993 from the Federal Trade Commission to CSC.

        We have also made such documentary, factual and legal examinations as we deemed necessary under the circumstances. As to factual matters, we have relied with your permission upon statements, certificates and other assurances of public officials and of officers and other representatives of the Companies and upon the representations and warranties contained in the Agreement (other than those that state a legal conclusion), without independent verification. We have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents submitted to us as copies and the authenticity of the originals of such copied documents.









                                                                   Annex 1
                                                                   Page 3 of 7

Computer Sciences Corporation
CSC Domestic Enterprises, Inc.
CSC Consulting Ltd
30 December 1993
Page 3

        On the basis of the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        1. Organization and Existence: Sequa is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Chromalloy is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. ARC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. PSG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland. ARC/UK is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom. PSG and each Foreign
Subsidiary is qualified to do business in each jurisdiction in which either PSG or any Foreign Subsidiary owns or leases any property or maintains a place of employment.

        2. Power and Authority: Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG and each Foreign Subsidiary have full corporate power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively "Other Agreements"). PSG and each Foreign Subsidiary have full corporate power and authority to own, lease and operate their respective assets, and to conduct their respective businesses, as the same are currently being conducted.

        3. Authorization : The execution, delivery and performance of this Agreement and all Other Agreements, by Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG and each Foreign Subsidiary have been duly authorized by all requisite shareholder and corporate action.

        4. Validly Issued: The capitalization of the PSG and ARC/UK and ARC/Canada and ARC/ISI is accurately set forth in the Agreement and the stock in each of PSG, ARC/UK, ARC/Canada and ARC/ISI has been validly issued, fully paid and nonassessable.

        5. Binding Effect: Upon execution and delivery by Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG and each Foreign Subsidiary, this Agreement and the Other

                                                                  Annex 1
                                                                  Page 4 of 7


Computer Sciences Corporation
CSC Domestic Enterprises, Inc.
CSC Consulting Ltd
30 December 1993
Page 4


Agreements will be and constitute the valid, binding and legal obligations of Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG and each Foreign Subsidiary, enforceable against each of them in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of: (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        6. No Default: Neither the execution and delivery of this Agreement or the Other Agreements nor the performance by Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG or any Foreign Subsidiary of any or all of their respective obligations hereunder or thereunder: (i) violate or breach, or, with the giving of notice or the passage of time or both, will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of their respective organizational or corporate governance documents or, subject to obtaining any and all consents disclosed in Schedule 3.1(f) of the Disclosure Package, of any contract, commitment or other obligation to which any of Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG or any of the Foreign Subsidiaries is a party or by which any of them or their property is bound or necessary for the operation of the business of Sequa, Chromalloy, ARC, PSG or any of the Foreign Subsidiaries following the Closing; (ii) create or result in the creation of any Encumbrance on any of their assets; or (iii) violate any laws, orders, injunctions or decrees to which Sequa, Chromalloy, ARC, Warwick, Ladlebase, PSG or any Foreign Subsidiary or their property is subject.

        7. HSR Filing: A notification has been filed with the Federal Trade Commission under the HSR Act, such filings comply as to form with the HSR Act and the rules and regulations thereunder and, based upon notice from the Federal Trade Commission to the dated November
29, 1993, the waiting period under the HSR Act has expired and the Sellers have received no notice from the Federal Trade Commission, the U.S. Department of Justice, or any other person raising any objection under the HSR Act to any of the transactions contemplated hereby.

                                                                  Annex 1
                                                                  Page 5 of 7


Computer Sciences Corporation
CSC Domestic Enterprises, Inc.
CSC Consulting Ltd
30 December 1993
Page 5


        8. Consents: To the best of our knowledge, Schedule 3.1(f) of the Disclosure Package sets forth all consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Warwick, Ladlebase, PSG, any of the Foreign Subsidiaries or any of the Sellers, including without limitation all consents and approvals of customers or clients under existing contracts or proposals for work or receivables for past work, in connection with the execution, consummation or performance of this Agreement and the transactions contemplated by this Agreement.

        9. Litigation : To the best of our knowledge, except as otherwise disclosed on Schedule 3.2(g) of the Disclosure Package: (1) there presently exists no litigation, proceeding, action,, material claim or investigation pending in law or in equity against, or to the best of Seller's knowledge which could have a material adverse impact on, PSG or any of the Foreign Subsidiaries, or any of their assets, properties or business nor, to Sellers' knowledge, is them any of the foregoing threatened; and (2) PSG, the Foreign Subsidiaries and their assets, properties or business are not subject to any currently existing and effective notice, writ, injunction, order, or decree of any court, agency, or other governmental authority. PSG and the Foreign Subsidiaries are not in default with respect to any currently existing and effective notice, writ, injunction, order or decree known to or served upon PSG or any of the Foreign Subsidiaries by any court or by any arbitrator or any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

        10. Title to Shares: ARC has good and valid title to the PSG Shares and Warwick and Ladlebase have good and valid title to the ARC/UK Shares. Upon consummation of the purchase and sale contemplated herein, CSC will acquire from PSG good and valid title to the ARC/Canada Shares and the ARC/ISI Shares other than the one
(1) ARC/ISI Share held by Mr. Edward T. Jones pursuant to Section
4.12 of the Agreement, Consulting will acquire from Warwick and Ladlebase good and valid title to the ARC/UK Shares, and Enterprises will acquire from ARC good and valid title to such PSG Shares, in each instance free and clear of all liens and other Encumbrances excepting only such restrictions upon transfer, if any, as may be imposed by foreign, federal and state securities laws.

                                                                 Annex 1
                                                                 Page 6 of 7


Computer Sciences Corporation
CSC Domestic Enterprises, Inc.
CSC Consulting Ltd
30 December 1993
Page 6


        11. Securities Laws: The PSG Shares were issued in full compliance with all applicable federal and state securities laws. The ARC/UK Shares were issued in full compliance with all applicable securities laws and rules. The Sellers have obtained all necessary permits and other authorizations or orders of exemption as may be necessary or appropriate under any and all applicable federal, state or foreign securities laws with respect to the transactions contemplated herein.

        12. Subsidiaries: Except for ARC/Canada and ARC/ISI, PSG does not currently hold and has not in the past two years held a majority ownership interest in any subsidiary. Schedule 3.1 (1) of the Disclosure Package sets forth all corporations, partnerships and other businesses (including without limitation joint ventures) (collectively, the "Joint Ventures") in which PSG or any of the Foreign Subsidiaries currently holds, or in the past two years has held, directly or indirectly, an equity, partnership, profit, joint venture or similar interest, together with the date that such interest was sold or terminated. ARC/Canada and ARC/ISI are direct wholly-owned subsidiaries of PSG except for the one ARC/ISI Share held by Antonio A. Savoca on the date hereof, which will be held by Mr. Edward T. Jones on the Closing Date. Schedule 3.1(1) of the Disclosure Package sets forth the jurisdiction of incorporation of each of ARC/Canada and ARC/ISI, each jurisdiction in which such subsidiary is qualified to do business and the number of shares of such subsidiary outstanding. The outstanding shares of such subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable, and, except as set forth on Schedule 3.1(1) of the Disclosure Package, the outstanding shares of each of ARC/Canada and ARC/ISI are owned by PSG free and clear of any Encumbrances. There are no subscriptions, options, warrants, calls, commitments or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, any equity securities of either ARC/Canada or ARC/ISI. Each of ARC/Canada and ARC/ISI is a corporation duly incorporated, validly existing and in good standing under the jurisdiction of its incorporation, with all requisite corporate power to conduct its business as it is presently being conducted and to own and lease its properties and assets. Each of ARC/Canada and ARC/ISI is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction set forth in Schedule 3. 1 (1) of the Disclosure Package.

                                                                 Annex 1
                                                                 Page 7 of 7


Computer Sciences Corporation
CSC Domestic Enterprises, Inc.
CSC Consulting Ltd
30 December 1993
Page 7


        John J. Dowling, III is admitted to the practice of law before the State Courts of Missouri. Carlyle C. Ring is admitted to the practice of law before the State Courts of Virginia. This opinion, with respect to foreign qualifications contained in numbered paragraph 1, is based solely upon a review of unofficial compilations of the provisions of the statutory laws of the relevant jurisdictions. We expressly disclaim any obligation or undertaking to update or modify the opinion as a consequence of any future changes in the applicable laws or in the facts bearing upon the opinion.

        We call to your attention to the fact that we are not admitted to the practice of law in the state of Delaware, Maryland or the United Kingdom, Canada or Greece; however, we are familiar with the General Corporation Law of the State of Delaware and Maryland and have made inquiries to outside counsel in the United Kingdom, Canada and Greece for their advice and Counsel upon which we have relied to render the opinions expressed herein with respect to the Law of The United Kingdom, Canada and Greece.

        This opinion is limited to the effect of the present state of the General Corporation Law of the State of Delaware and the laws of the relevant jurisdictions, to the extent set forth in the preceding two paragraphs. In rendering the opinion, we assume no obligation to revise or supplement this opinion should the present law, or the interpretation thereof, be changed.

        This opinion is rendered to the Purchasers as of the date hereof in connection with the Agreement, and may not be relied upon by any person other than the Purchasers and their permitted assigness, or by them in any other context, and may not be furnished to any other person or entity without my prior written consent.

        The undersigned are employees of Sequa and ARC, respectively, and are executing and delivering this opinion only in such capacities.


                            By:
                                John J. Dowling, III
                                Senior Associate General Counsel of Sequa
                                Corporation


                            By:
                                Carlyle C. Ring, Jr.
                                Vice-President and General Counsel
                                Atlantic Research Corporation

Computer Sciences Corporation


                                                                 Annex 2
                                                                 Page 1 of 5

Hayward D. Fisk
Vice President, General Counsel and Secretary


December 30, 1993

Sequa Corporation
Chromalloy Gas Turbine Corporation
Atlantic Research Corporation
200 Park Avenue
New York, New York  10166

Re:     Purchase of PSG.  ARC/UK, ARC/Canada and ARC/ISI

Ladies and Gentlemen:

        I am the General Counsel of Computer Sciences Corporation, a Nevada Corporation (the "CSC"). This opinion is being rendered to you in connection with the purchase, pursuant to the terms of that certain Stock Purchase Agreement (the "Agreement") dated December 29, 1993 by and among CSC, CSC Domestic Enterprises, Inc., a Nevada corporation, ("Enterprises"), CSC Consulting Ltd., a corporation incorporated under the laws of the United Kingdom ("Consulting") (CSC, Enterprises and Consulting are sometimes collectively referred to herein as "Purchasers"), Sequa Corporation, a Delaware corporation ("Sequa"), Chromalloy Gas Turbine Corporation, A Delaware corporation ("Chromalloy"), Atlantic Research Corporation, a Delaware corporation ("ARC") (Sequa, Chromalloy and ARC are sometimes collectively referred to herein as "Sellers"), Sequa Ltd., a corporation incorporated under the laws of the United Kingdom, Warwick Group International Limited, a corporation incorporated under the laws of the United Kingdom, Ladlebase Limited, a corporation incorporated under the laws of the United Kingdom, ARC Professional Services Group, Inc. ("PSG"), Atlantic Research Corporation UK Ltd. ("ARC/UK"), Atlantic Research Canada, Inc. ("ARC/Canada") and ARC Interoperability Systems International S.A. ("ARC/ISI") (ARC/Canada, ARC/ISI and ARC/UK are hereinafter collectively referred to as the "Foreign Subsidiaries").

        This opinion is being rendered pursuant to Section 5.3A(g)(2) of the Agreement. Capitalized terms not otherwise defined herein shall have the meanings provided in the Agreement.

        In rendering this opinion, I have examined originals or copies, certified or otherwise identified to mv satisfaction as being true copies. of the following documents and instruments:

               (a)   the Agreement;

                                                                 Annex 2
                                                                 Page 2 of 5

               (b) certificates of even date herewith of the corporate secretary of the Purchasers as to corporate resolutions in respect of the Agreement and the transactions contemplated thereby, incumbencies of certain officers and a copy of the Restated Articles of Incorporation and By-laws of the Purchasers in effect on a the date hereof;

               (c) certificates of recent date of the Secretary of State of the State of Nevada and the Companies House of the United Kingdom as the legal existence and good standing of the Purchasers under the laws of the on State of Nevada and the United Kingdom; and
               (d) letter dated November 29, 1993 from the Federal Trade Commission to CSC.

        I have also made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied with your permission upon statements, certificates and other assurances of public officials and of officers and other representatives of Purchasers and upon the representations and warranties of Purchasers contained in the Agreement (other than those that state a legal conclusion), without independent verification. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents.

        On the basis of the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, I am of the opinion that:

        1. Organization and Existence: CSC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is duly qualified to do business as a foreign corporation in all other states necessary for the consummation of the transactions contemplated by the Agreement. Enterprises is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is duly qualified to do business as a foreign corporation in all other states necessary for the consummation of the transactions contemplated by the Agreement. Consulting is a corporation duly organized, validly existing, and in good standing under the laws of the United Kingdom and is duly qualified to do business in each jurisdiction necessary for the consumunation of the transactions contemplated by the Agreement.

                                                                 Annex 2
                                                                 Page 3 of 5
Sequa Corporation
Chromalloy Gas Turbine Corporation
Atlantic Research Corporation December 30, 1993
Page 3


        2.     Power and Authority:   CSC, Enterprises and Consulting
have full corporate power and authoritv to execute deliver and perform the Agreement and the Other Agreements.

        3.     Authorization:   The execution, delivery and
performance of the Agreement and the Other Agreements by Purchasers have been duly authorized by all requisite corporate action.

        4.     Binding Effect:   The Agreement and the Other
Agreements constitute the valid, binding and legal obligations of Purchasers enforceable against Purchasers in accordance with the terms hereof and thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        5.     No Default:      Neither the execution and delivery of the
Agreement or the Other Agreements nor the performance by Purchasers of any or all of their obligations hereunder or thereunder (i) violate or breach, or with the giving of notice or the passage of time or both, will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of Purchasers' Articles of Incorporation or By-Laws or of any material contract, commitment, or other obligation to which any of the Purchasers is a parry or by which any of them or any of their property is bound; (ii) require the consent of any party to any material contract or other agreement to which any of the Purchasers is a party by which any of them or any of their property is bound; or (iii) violate any laws, orders, injunctions or decreases to which any of the Purchasers or any of their property is subject.

        6.     HSR Filing:      A notification has been filed with the
Federal Trade Commission under the HSR Act, such filings comply as to form with the HSR Act and the rules and regulations thereunder and, based upon notice from the Federal Trade Commission to the Company dated November 29, 1993, the waiting period under the HSR
Act has expired and the Purchasers have received no notice from the Federal Trade Commission, the U.S. Department of Justice, or any other person raising any objection under the HSR Act to any of the transactions contemplated hereby.

                                                                 Annex 2
                                                                 Page 4 of 5
Sequa Corporation
Chromally Gas Turbine Corporation
Atlantic Research Corporation December 30, 1993
Page 4



        7.     Regulatory Approvals:           All consents, approvals,
authorizations and other requirements prescribed by any law, regulation or rule which must be obtained or satisfied by Purchasers and which are necessary for the execution and delivery by Purchasers of the Agreement and all other documents and the consummation of the transactions contemplated in the Agreement have been obtained or satisfied.

        8.     Litigation:      To the best of my knowledge there is no
judgment, order writ, injunction or decree of any federal, state, local or foreign court or governmental agency to which Purchasers, their business, or assets are subject that could affect their ability to perform their respective obligations under the Agreement.

        I am admitted to the practice of law before the United States Supreme Court and several lower federal courts as well as the state courts of Kansas, Pennsylvania and the District of Columbia. My opinion with respect to foreign qualifications contained in numbered paragraph 1 is based solely upon a review of unofficial compilations of the provisions of the statutory laws of the relevant jurisdictions. I expressly disclaim any obligation or undertaking to update or modify the opinion as a consequence of any future changes in the applicable laws or in the facts bearing upon the opinion.

        I call to your attention that I am not admitted to the practice of law in the state of Nevada or in the United Kingdom; however I am familiar with the General Corporation Law of the State of Nevada and have made such inquiries as I consider necessary to render the opinions expressed herein with respect to the General Corporation Law of the State of Nevada and the United Kingdom.

        This opinion is limited to the effect of the present state of the General Corporation Law of the State of Nevada and the United Kingdom and the laws of the relevant jurisdictions, to the extent set forth in the preceding two paragraphs. In rendering the opinion, I assume no obligation to revise or supplement this opinion should the present laws, or the interpretation thereof, be changed.

                                                                 Annex 2
                                                                 Page 5 of 5
Sequa Corporation
Chromally Gas Turbine Corporation
Atlantic Research Corporation
December 30, 1993
Page 5






        This opinion is rendered to the Sellers as of the date hereof in connection with the Agreement, and may not be relied upon by any person other than the Sellers and their permitted assigness, or by them in any other context, and may not be furnished to any other person or entity without my prior written consent.

                                               Sincerely,

                                               Hayward D. Fisk

                                                                Exhibit 1.3A
                                                                Page 1 of 6


                             ARC PROFESSIONAL SERVICES GROUP


Name                                    Title

Edward T. Jones                         Group President

Craig D. Adler                          Finance:
                                        Vice President and Chief Financial
                                        Officer

Richard P. Brown                        Contracts:
                                        Vice President

Joseph L. Cunningham                    Business Development:
                                        Director

James F. Farrell                        Human Resources & Administration:
                                        Vice President

Daryl D. Savage                         Counsel

                                                                Exhibit 1.3A
                                                                Page 2 of 6


                              C31 ORGANIZATIONAL STRUCTURE


Name                                    Title

Cornelius L. (Neil) Hensel              CI Systems Division:
                                        Senior Vice President and General
Manager

Thomas Collins                          Quality Assurance:
                                        Manager

David H. Adams                          ARC Interoperability Systems
                                        International S.A.:
                                        Managing Director

Peter Ward                              Special Programs Operations:
                                        Vice President

Adolph K. Waizecker                     Communications System Operation
Center:
                                        Director

                                                              Exhibit 1.3A
                                                              Page 3 of 6


                              DSD ORGANIZATIONAL STRUCTURE


Name                                    Title


P. Jennings Scearce, Jr.                Defense Systems Division:
                                        Senior Vice President and General
Manager

Larry S. Mechner                        Financial Planning & Control:
                                        Director

Robert R. Featheringham                 Tactical Systems Operations:
                                        Vice President

Elliot Needleman                        Systems Engineering & Logistics
Operations:
                                        Vice President

O. Meyrick Williams                     Atlantic Research Corporation UK
Limited:
                                        Managing Director

Thornton R. Canning                     Atlantic Research Canada Inc.:
                                        President

                                                                   Exhibit 1.3A
                                                                   Page 4 of 6

                              ISD ORGANIZATIONAL STRUCTURE


Name                                    Title

Jon H. Cowell                           Information Systems Division:
                                        Sr. Vice President and General
Manager

William F. Farmer                       Financial Planning & Control:
                                        Director

                                                                   Exhibit 1.3A
                                                                   Page 5 of 6

                                         FINANCE


Name                                    Title

Richard S. Wilkinson                    DCAA/Project Control:
                                        Director

Henry R. Folgate                        Accounting:
                                        Director

                                                                   Exhibit 1.3A
                                                                   Page 6 of 6


                            HUMAN RESOURCES AND AMINISTRATION


Name                                    Title

Estela M. DeOliveira                    Compensation, Benefits and HRIS:
                                        Director

                                                                   Exhibit 1.3B
                                                                   Page 1 of 2


                                        CONTRACTS


Name                                    Title

Roger L. Furr, Jr.                      Director, C3I Contracts

Kathy Mann                              Director, DSD Contracts

James V. Walch                          Director, ISO Contracts

Edward T. Jones                         Group President

Craig D. Adler                          Finance:
                                        Vice President and Chief Financial
                                        Officer

Richard P. Brown                        Contracts:
                                        Vice President

Joseph L. Cunningham                    Business Development:
                                        Director

James F. Farrell                        Human Resources & Administration:
                                        Vice President

Daryl D. Savage                         Counsel

Adolph K. Waizecker                     CI Communications Systems Operation
                                        Center.
                                        Director

Thomas Collins                          C3l Financial Planning & Control
Director

Larry S. Mcchner                        DSC Financial Planning & Control
Director

Richard S. Wilkinson                    DCAA/Project Control:
                                        Director

Henry R. Folgate                        Accounting:
                                        Director

David H. Adams                          ARC Interoperability Systems
                                        International S.A.:
                                        Managing Director



<PAGE
                                                                Exhibit 1.3B
                                                                Page 2 of 2



0. Meyrick Williams                     Atlantic Research Corporation UK
Limited:
                                        Managing Director

Thornton R. Canning                     Atlantic Research Canada Inc.:
                                        President
                                                                Exhibit 2.4




                                       Cash Settlement Adjustment


                                         October          November            December           Total

Intercompany Sequa                        (2,457,324)       (2,197,734)

Intercompany ARC & Aerospace                (380,021)          301,795

Change in Domestic Cash                                           (211)

Petty Cash at Closing


     Net Adjustment:
          Current Month                   (2,837,345)       (1,896,150)
          Inception to Date               (2,837,345)       (4,733,495)

                                                                                                                          Exhibit 2.
                                                                                                                          Page 2 of
                                                                  ARC PSG

                                                       Cash Settlement Transactions
                                                                     October              November            December         Total


Intercompany Account Sequa Corporation
+  Reimbursement for Payroll and Related
     Tax Withholdings                                                  6,330,919.86          6,419,927.99
+  Funding  of General Disbursement Account                            4,172,843.65          3,510,791.53
+  Funding  of Outstanding Checks at
     Closing - (Gen. Disb. Acct)                                             0.00                  0.00
+  Funding of Bank of NY Insurance Account                             322,931.47            407,790.21
+  Funding  of Outstanding Checks at
     Closing - (Insurance Acct.)                                             0.00                  0.00
+  Funding  of NationsBank Flex Spending
     Account                                                            18,973.49             20,250.41
+  Funding of Outstanding Checks at
     Closing - (NB Flex Spending Acct)                                       0.00                  0.00
+  Wire Payments to Vendors Made by Sequa                               33,327.22             73,031.29
+  Wire Pavments to ISI Made by Sequa                                   89,810.86            121,183.17
+  Clearance of Intercompany items with Aerospace                      246,752.00            (83,198.19)
- -  Other                                                               (35,593.69)              (256.33)
- -  Cash Collections Transferred to Sequa                           (13,637,288.74)       (12,667,254.06)
     Total Sequa Intercompany Transactions                          (2,457,323.88)        (2,197,733.98)

Intercompany Account - ARC & Aerospace
+  Payment for ARC Home Office Allocation                              128,000.00            128,000.00
+  Payroll Servicing Fee                                                31,083.00             31,083.00
+  Foley Building Rent                                                  17,660.00             17,660.00
+  Auto Rental Payments                                                  1,212.97              1,212.91
+  Transfer of Cash Collections                                         35,832.00             34,383.82
- -  Services Provided or paid by Group                                     (701.41)            (7,993.85)
+  Other Payments                                                       (2,000.06)            14,250.82
- -  Clearance of Intercompany items to Sequa Account                   (246,752.00)            83,198.19
- -  Reimbursement for Foley Buildout
     Move Costs                                                       (344,355.00)                 0.00
   Total ARC & Aerospace Intercompany Transactions                    (380,020.50)           301,794.89

The amounts on this Exhibit 2.4 are preliminary and subject to change in determing the final Cash
Settlement Adjustment.








                                Exhibit 2.4
                                                               Page 3 of 3



                                                                  ARC PSG

                                                               Domestic Cash



                                              Sept. 24,         Oct. 22,
                                                1993              1993        Difference      Nov.19,1993        Difference


Zero Balance Accts:
  Bank of NY                                      0                 0                0               0                0
    General Disbursement
Acct.
  Mellon Demand Deposit                           0                 0                0             229             (229)
    (Cash Receipts Lock Box)
  Bank of New York Hancock                        0                 0                0               0                0
    Insurance Claims Account
  NationsBank                                     0                 0                0               0                0
    Flex Spending Account
Other                                            18                18                0               0               18
  Subtotal                                       18                18                0             229             (211)

The change in the cash accounts shall be after financial statement reclassification.  Disbursement checks. however, that are outstanding as of the Closing Date shall be treated as an increase to the
Sequa/ARC loan balance since these checks will ultimately be the responsibility of and paid by Sequa.


                                                          Exhibit 4.12
                                                          Page 1 of 1

                                 DECLARATION OF TRUST


To:    ARC Professional Services Group, Inc.



       I, the undersigned, Edward T. Jones, hereby acknowledge that I am a nominee and trustee for you in respect of one share of One (1) Drachma per share par value, fully paid and held by me, in the capital of ARC Interoperability Systems International S.A. (hereinafter, 'the Company').
       I hand you herewith the Certificate for the said share together with a stock transfer fully executed by me and I hereby irrevocably authorize you to complete such transfer by filling in the date and the name and address of the transferee and the amount of the consideration (any of which may be retained by you) for the transfer and to pass the duly completed document to the Company for registration.
       I will pay all dividends, bonuses and other payments received by me in respect of the said share to you and I will, so long as I remain as registered proprietor of the said share, vote in respect thereof as you may from time to time direct and not otherwise.
       This Declaration of Trust shall survive the sale of the Company to Computer Sciences Corporation and shall inure to the benefit of Computer Sciences Corporation and to any successor corporation owning the remaining shares of the Company. This Declaration of Trust shall survive any change in the name of the Company.


Dated this              day of December, 1993.


Signed, sealed and delivered
by and above named
                                               Edward T. Jones


WITNESS:





Name:
Date:  December         , 1993